Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-203948

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 16, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 15, 2015)

DH EUROPE FINANCE S.A.

€         Floating Rate Senior Notes due

€             % Senior Notes due

€             % Senior Notes due

Fully and Unconditionally Guaranteed by

DANAHER CORPORATION

DH Europe Finance S.A. (“Danaher International”) is offering €         aggregate principal amount of              floating rate senior notes due                     , which we refer to as the “Floating Rate Notes,” €         aggregate principal amount of     % senior notes due                     , which we refer to as the “             Notes,” and €         aggregate principal amount of     % senior notes due                     , which we refer to as the “             Notes.” We refer to the              Notes and the              Notes collectively as the “Fixed Rate Notes” and the Floating Rate Notes and the Fixed Rate Notes collectively as the “notes.”

The Floating Rate Notes will mature on             ,             , the              Notes will mature on             ,              and the              Notes will mature on             ,             . Danaher International will pay interest on the Floating Rate Notes quarterly in arrears on             ,             ,              and              of each year, commencing on                     , 2015. Danaher International will pay interest on each series of Fixed Rate Notes annually in arrears on              of each year, commencing on                     , 2016. The notes of each series will be issued only in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

This offering is intended as part of the financing for our proposed acquisition (the “Pall Acquisition”) of Pall Corporation (“Pall”). If we do not consummate the Pall Acquisition on or prior to May 12, 2016, or the merger agreement setting forth the terms of the Pall Acquisition is terminated prior to that date, we will be required to redeem each series of the notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes outstanding, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date as further described under “Description of Notes—Special Mandatory Redemption.”

Danaher International may redeem some or all of the Fixed Rate Notes of any series at any time at the applicable redemption price described in this prospectus supplement under the heading, “Description of Notes—Optional Redemption.” If a change of control triggering event as described in this prospectus supplement under the heading “Description of Notes—Change of Control Triggering Event” occurs, we may be required to offer to purchase each series of the notes from their holders. In addition, the notes of any series may be redeemed in whole but not in part, at any time at our option, in the event of certain developments affecting U.S. taxation. See “Description of Danaher International Debt Securities—Redemption Upon Changes in Withholding Taxes” in the accompanying prospectus.

The notes will be unsecured obligations of Danaher International and will rank without preference or priority among themselves and equally in right of payment with all of Danaher International’s other existing and future unsecured senior indebtedness, if any, and will rank senior to any subordinated indebtedness that Danaher International may incur. All of Danaher International’s obligations under the notes will be fully and unconditionally guaranteed by Danaher Corporation (“Danaher”), Danaher International’s parent company, on an unsecured basis (the “guarantees”). The guarantees will rank equally in right of payment with all of Danaher’s other existing and future unsecured senior indebtedness and will rank senior to any subordinated indebtedness that Danaher may incur. There are no sinking funds for the notes.

Application will be made to have each series of the notes listed on The New York Stock Exchange. The listing application will be subject to approval by The New York Stock Exchange. Currently, there is no trading market for the notes.

Investing in the notes involves risks. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-13 of this prospectus supplement, as well as documents we file with the Securities and Exchange Commission that are incorporated by reference herein for more information.

	Price to Investors		Underwriting Discount		Proceeds, Before Expenses, to Danaher International
Per Floating Rate Note		%		%		%
Floating Rate Notes Total	€		€		€
Per Note		%		%		%
Notes Total	€		€		€
Per Note		%		%		%
Notes Total	€		€		€

Total	€		€		€

The prices to investors set forth above do not include accrued interest, if any. Interest on the notes will accrue from             , 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form through a common depositary for Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., on or about                     , 2015.

Joint Book-Running Managers

BofA Merrill Lynch	Deutsche Bank

BNP PARIBAS	HSBC	Morgan Stanley

The date of this prospectus supplement is                     , 2015

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we provide to you. We and the underwriters have not authorized anyone else to provide you with different or additional information. We are not making an offer of the notes in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of that document.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and other matters relating to us and our financial condition. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If information in this prospectus supplement or any related free writing prospectus differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement or the related free writing prospectus.

Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the Company,” and “Danaher” refer to Danaher Corporation and its consolidated subsidiaries; the term “Danaher International” refers to DH Europe Finance S.A., a public limited company (société anonyme) organized and existing under the laws of Luxembourg and an indirect, wholly-owned subsidiary of Danaher. References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, any related free writing prospectus and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, any related free writing prospectus and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement, any related free writing prospectus or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement, any related free writing prospectus and the accompanying prospectus that we provide or make available to you before making your investment decision.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for Danaher International, Danaher or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case in relation to such offer. None of Danaher International, Danaher nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for Danaher International, Danaher or the underwriters to publish a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

- ii -

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents.

This prospectus supplement and the accompanying prospectus have not been approved for the purposes of section 21 of the UK Financial Services and Markets Act 2000 (“FSMA”) by a person authorized under FSMA. This prospectus supplement and the accompanying prospectus are being distributed and communicated to persons in the United Kingdom only in circumstances in which section 21(1) of FSMA does not apply.

The notes are not being offered or sold to any person in the United Kingdom except in circumstances which will not result in an offer of securities to the public in the United Kingdom within the meaning of Part VI of FSMA.

The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting—Selling Restrictions.”

Application will be made to have each series of the notes listed on The New York Stock Exchange. The listing application will be subject to approval by The New York Stock Exchange. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist any series of the notes at any time.

IN CONNECTION WITH THE ISSUE OF THE NOTES, MERRILL LYNCH INTERNATIONAL (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON ITS BEHALF) MAY OVER-ALLOT NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES.

ANY STABILIZATION ACTION OR OVER-ALLOTMENT COMMENCED WILL BE CARRIED OUT IN ACCORDANCE WITH APPLICABLE LAWS AND REGULATIONS.

- iii -

FORWARD-LOOKING STATEMENTS

Certain information and statements included or incorporated by reference in this prospectus supplement, any related free writing prospectus or the accompanying prospectus are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions, divestitures, spin-offs, split-offs or other distributions, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Danaher intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the following:

•	Conditions in the global economy, the markets we serve and the financial markets may adversely affect our business and financial statements.

•	Our restructuring actions could have long-term adverse effects on our business.

•	Our growth could suffer if the markets into which we sell our products (including software) and services decline, do not grow as anticipated or experience cyclicality.

•	We have signed a definitive merger agreement with Pall Corporation (“Pall”) pursuant to which we have agreed to acquire all of the outstanding shares of Pall and Pall will become an indirect wholly-owned subsidiary of Danaher. The proposed transaction is subject to customary closing conditions and may not be completed on the currently contemplated timeline, or at all, and we may not be able to successfully integrate the business or realize the intended benefits.

•	We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce prices for our products and services.

•	Our growth depends in part on the timely development and commercialization, and customer acceptance, of new and enhanced products and services based on technological innovation.

•	Our reputation, ability to do business and financial statements may be impaired by improper conduct by any of our employees, agents or business partners.

•	Any inability to consummate acquisitions at our historical rate and at appropriate prices could negatively impact our growth rate and stock price.

•	We are pursuing a plan to separate into two independent companies. The proposed transaction may not be completed on the currently contemplated timeline or at all and may not achieve the intended benefits.

•	Our acquisition of businesses, joint ventures and strategic relationships could negatively impact our financial statements.

•	The indemnification provisions of acquisition agreements by which we have acquired companies may not fully protect us and as a result we may face unexpected liabilities.

•	Divestitures and other dispositions could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements.

•	We are pursuing a plan to distribute ownership of our communications business to Danaher shareholders and merge the business into a subsidiary of NetScout Systems, Inc. in a tax-free transaction. The proposed transaction is subject to customary closing conditions and may not be completed on the currently contemplated timeline or at all and may not achieve the intended benefits.

•	Certain of our businesses are subject to extensive regulation by the U.S. Food and Drug Administration and by comparable agencies of other countries, as well as laws regulating fraud and abuse in the healthcare industry and the privacy and security of health information. Failure to comply with those regulations could adversely affect our reputation and financial statements.

•	The healthcare industry and related industries that we serve have undergone, and are in the process of undergoing, significant changes in an effort to reduce costs, which could adversely affect our financial statements.

•	Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our reputation and financial statements.

•	Our businesses are subject to extensive regulation; failure to comply with those regulations could adversely affect our financial statements and reputation.

•	We may be required to recognize impairment charges for our goodwill and other intangible assets.

•	Foreign currency exchange rates may adversely affect our financial statements.

•	Changes in our tax rates or exposure to additional tax liabilities or assessments could affect our profitability. In addition, audits by tax authorities could result in additional tax payments for prior periods.

•	We are subject to a variety of litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our financial statements.

•	If we do not or cannot adequately protect our intellectual property, or if third parties infringe our intellectual property rights, we may suffer competitive injury or expend significant resources enforcing our rights.

•	Third parties may claim that we are infringing or misappropriating their intellectual property rights and we could suffer significant litigation expenses, losses or licensing expenses or be prevented from selling products or services.

•	Defects and unanticipated use or inadequate disclosure with respect to our products (including software) or services could adversely affect our business, reputation and financial statements.

•	The manufacture of many of our products is a highly exacting and complex process, and if we directly or indirectly encounter problems manufacturing products, our reputation, business and financial statements could suffer.

•	Our indebtedness may limit our operations and our use of our cash flow, and any failure to comply with the covenants that apply to our indebtedness could adversely affect our liquidity and financial statements.

•	Adverse changes in our relationships with, or the financial condition, performance, purchasing patterns or inventory levels of, key distributors and other channel partners could adversely affect our financial statements.

•	Our financial results are subject to fluctuations in the cost and availability of commodities that we use in our operations.

•	If we cannot adjust our manufacturing capacity or the purchases required for our manufacturing activities to reflect changes in market conditions and customer demand, our profitability may suffer. In addition, our reliance upon sole or limited sources of supply for certain materials, components and services could cause production interruptions, delays and inefficiencies.

•	Changes in governmental regulations may reduce demand for our products or services or increase our expenses.

•	Work stoppages, union and works council campaigns and other labor disputes could adversely impact our productivity and results of operations.

•	International economic, political, legal, compliance and business factors could negatively affect our financial statements.

•	If we suffer loss to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events, our operations could be seriously harmed.

•	A significant disruption in, or breach in security of, our information technology systems could adversely affect our business.

•	Our defined benefit pension plans are subject to financial market risks that could adversely affect our financial statements.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call, materials or other communication in which they are made. We do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise. See the risk factors included in our periodic reports filed with the Securities and Exchange Commission (the “SEC”) under the Exchange Act and in this prospectus supplement for a further discussion regarding some of the reasons that actual results may be materially different from those that we anticipate.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.danaher.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference in this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

This prospectus supplement and the accompanying prospectus are part of a registration statement and do not contain all of the information included in the registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement.

Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below filed by Danaher (File No. 001-08089) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until this offering is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2015; and

•	Current Reports on Form 8-K filed with the SEC on May 11, 2015, May 13, 2015, May 19, 2015 and May 20, 2015.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Danaher Corporation

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

Attention: Investor Relations

(202) 828-0850

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information you will need in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 and our consolidated financial statements and the related notes and the other documents incorporated by reference herein.

Danaher Corporation

Danaher designs, manufactures and markets professional, medical, industrial and commercial products and services, which are typically characterized by strong brand names, innovative technology and major market positions. Our research and development, manufacturing, sales, distribution, service and administrative facilities are located in more than 50 countries. Our business consists of five segments: Test & Measurement; Environmental; Life Sciences & Diagnostics; Dental; and Industrial Technologies.

We strive to create shareholder value through:

•	delivering sales growth, excluding the impact of acquired businesses, in excess of the overall market growth for the types of products and services we provide;

•	upper quartile financial performance compared to our peer companies; and

•	upper quartile cash flow generation from operations compared to our peer companies.

To accomplish these goals, we use a set of growth, lean and leadership tools and processes, known as the Danaher Business System (“DBS”), which are designed to continuously improve business performance in the critical areas of quality, delivery, cost and innovation. Within the DBS framework, we pursue a number of ongoing strategic initiatives relating to idea generation, product development and commercialization, global sourcing of materials and services, manufacturing improvement and sales and marketing. To further these objectives we also acquire businesses that either strategically fit within our existing business portfolio or expand our portfolio into a new and attractive business area. Given the rapid pace of technological development and the specialized expertise typical of our served markets, acquisitions also provide us access to important new technologies and domain expertise. We believe there are many acquisition opportunities available within our targeted markets. The extent to which we consummate and effectively integrate appropriate acquisitions will affect our overall growth and operating results. We also continually assess the strategic fit of our existing businesses and may dispose of businesses that are deemed not to fit with our strategic plan or are not achieving the desired return on investment.

Danaher Corporation was incorporated in the State of Delaware in 1986, and its principal executive offices are located at 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701. Danaher Corporation’s telephone number is (202) 828-0850.

Danaher International

DH Europe Finance S.A., a public limited company (société anonyme), was organized on June 2, 2015 under the laws of Luxembourg, and its registered office is located at 1B Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg. DH Europe Finance S.A. is registered with the Luxembourg Trade and Companies Register under number B197470, is an indirect wholly-owned finance subsidiary of Danaher Corporation, which conducts no independent operations other than its financing activities. Danaher International’s telephone number is +352 27-84-80-58.

Recent Developments

Pending Acquisition of Pall Corporation

On May 12, 2015, Danaher, Pentagon Merger Sub, Inc., a New York corporation and an indirect, wholly-owned subsidiary of Danaher (“Merger Sub”), and Pall Corporation, a New York corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Danaher agreed to acquire all of the outstanding shares of common stock of Pall for $127.50 per share in cash, for a total enterprise value of approximately $13.8 billion, including assumed debt and net of acquired cash (the “Pall Acquisition”).

Under the Merger Agreement, Merger Sub will, subject to the satisfaction or waiver of specified conditions, merge with and into Pall (the “Merger”), with Pall surviving the Merger as an indirect, wholly-owned subsidiary of Danaher. The Merger is expected to be completed in the second half of 2015. However, there can be no assurance that the Pall Acquisition will be completed within that time period or at all. See “Risk Factors—Risks Related to the Pall Acquisition.” Danaher expects to finance the transaction primarily with available cash and proceeds from the issuance of commercial paper and other indebtedness, including the notes.

Pall is a leading global provider of filtration, separation and purification solutions that remove contaminants or separate substances from a variety of solids, liquids and gases. In its fiscal year ended July 2014, Pall generated consolidated revenues of $2.8 billion, with $1.5 billion from its Life Sciences segment and $1.3 billion from its Industrial segment. The Life Sciences segment serves customers in the biopharmaceutical market, as well as food and beverage and medical markets. The Industrial segment serves customers in the process technologies, aerospace and microelectronics markets.

The closing of the Merger is subject to customary closing conditions, including, among other things: (i) approval of the Merger by holders of at least two-thirds of the outstanding shares of Pall common stock, (ii) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) receipt of other required antitrust approvals and (iv) the absence of a material adverse effect on Pall. Closing is not subject to any financing condition or a vote of Danaher’s stockholders.

The Merger Agreement can be terminated by Danaher or Pall under certain circumstances, and Pall will be required to pay Danaher a termination fee of approximately $423 million in connection with certain terminations.

A copy of the Merger Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on May 13, 2015, which is incorporated by reference into this prospectus supplement and the accompanying prospectus. The foregoing description of the Pall Acquisition and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

This offering is not conditioned upon the completion of our proposed Pall Acquisition. If we do not consummate the Pall Acquisition on or prior to May 12, 2016, or the Merger Agreement is terminated prior to that date, we will be required to redeem each series of the notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes outstanding, plus accrued and unpaid interest to, but excluding, the special mandatory redemption date. See “Description of Notes—Special Mandatory Redemption.”

NetScout Transaction

On October 13, 2014, Danaher announced a definitive agreement with NetScout Systems, Inc. (“NetScout”) to combine Danaher’s Communications Business with and into NetScout (the “NetScout Transaction”). The NetScout Transaction will be structured as a distribution of the Communications Business to Danaher shareholders in either a split-off transaction or a combination split-off and spin-off, followed by a merger with a subsidiary of NetScout for consideration of 62.5 million NetScout shares, subject to adjustment. As a result of the NetScout Transaction, the Communications Business will become a wholly owned subsidiary of NetScout. Both the distribution and merger are expected to qualify as tax-free transactions to Danaher and its shareholders, except to the extent that cash is paid to Danaher stockholders in lieu of fractional shares. Danaher is conducting an exchange offer pursuant to which its shareholders are electing whether to exchange Danaher shares for common units of Potomac Holding LLC, which will own the Communications Business. If the split-off exchange offer is not fully subscribed, the additional Potomac Holding LLC common units held by Danaher will be distributed in a spin-off on a pro rata basis to Danaher shareholders. The NetScout Transaction remains subject to approval by NetScout’s shareholders and other customary closing conditions, including the absence of a material adverse change with respect to either the Business or NetScout. At closing, depending on the number of shares of NetScout common stock outstanding, Danaher shareholders will receive approximately 59.5% of the shares of NetScout common stock on a fully-diluted basis following the transaction. The NetScout Transaction is expected to be completed in mid-2015.

Proposed Separation into Two Independent, Publicly Traded Companies

On May 13, 2015, Danaher announced its intention to separate into two independent, publicly traded companies (the “Separation”). Consummation of the Separation will create:

•	A science and technology growth company united by common business model characteristics, including significant recurring revenue and an attractive margin profile (“New Danaher”). This company will retain the Danaher name and will also include the businesses that comprise Pall. The businesses expected to comprise New Danaher generated approximately $16.5 billion in revenues (adjusted to include the revenues of Pall for the most recently completed fiscal year), in the most recently completed fiscal year; and

•	A diversified industrial growth company (“NewCo”). The businesses expected to comprise NewCo generated approximately $6.0 billion in revenues in the most recently completed fiscal year.

The transaction is expected to occur through a tax-free separation. Danaher is targeting to complete the Separation by approximately the end of 2016, subject to the satisfaction of closing conditions, including obtaining final approval from the Danaher Board of Directors, satisfactory completion of financing, receipt of tax opinions, receipt of favorable rulings from the Internal Revenue Service and receipt of other regulatory approvals. Following the consummation of the Separation, Danaher’s existing indebtedness, including the notes offered hereby, will remain obligations of New Danaher.

Consolidated Ratios of Earnings to Fixed Charges

Our consolidated ratios of earnings to fixed charges are set forth on page S-18 under the heading “Ratios of Earnings to Fixed Charges.”

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes see “Description of Notes” in this prospectus supplement and the “Description of Danaher International Debt Securities” in the accompanying prospectus.

Issuer	DH Europe Finance S.A., a public limited company (société anonyme) organized and existing under the laws of Luxembourg

Guarantor	Danaher Corporation, a Delaware corporation

Notes Offered	€ aggregate principal amount of floating rate senior notes due

€         aggregate principal amount of     % senior notes due

€         aggregate principal amount of     % senior notes due

Maturity	Floating Rate Notes: ,

Notes: ,

Notes:             ,

Interest Rate	The Floating Rate Notes will bear interest at a rate equivalent to the 3-month EURIBOR plus % per annum; provided, that the minimum interest rate shall be zero. The Notes will bear interest at a rate of % per annum. The Notes will bear interest at a rate of % per annum.

Interest Payment Dates	Interest on the Floating Rate Notes will be paid quarterly in arrears on , , and of each year, commencing on , 2015.

Interest on each series of Fixed Rate Notes will be paid annually in arrears on              of each year, commencing on             , 2016.

Currency of Payment	All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Danaher International or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euros.

Ranking	Each series of notes and the related guarantees will:

•	be general unsecured obligations of Danaher International and Danaher, respectively;

•	rank without preference or priority among themselves and equally in right of payment with all existing and any future unsecured and unsubordinated indebtedness of Danaher International and Danaher, respectively;

•	rank senior in right of payment to any existing and future indebtedness of Danaher International and Danaher, respectively, that is subordinated to the notes and the related guarantees, as applicable; and

•	be effectively subordinated to any existing and future secured indebtedness of Danaher International and Danaher, respectively, to the extent of the assets securing such indebtedness, and structurally subordinated to all existing and any future indebtedness and any other liabilities of their respective subsidiaries.

See “Risk Factors—Risks Related to the Notes” in this prospectus supplement.

Optional Redemption	Except as provided in this prospectus supplement under “Description of Notes—Special Mandatory Redemption” and in the accompanying prospectus under “Description of Danaher International Debt Securities—Redemption Upon Changes in Withholding Taxes,” the Floating Rate Notes are not redeemable prior to maturity.

At any time prior to , (three months prior to the maturity date of the Notes), in the case of the Notes, and , (three months prior to the maturity date of the Notes), in the case of the Notes, Danaher International will have the right, at its option, to redeem the applicable series of notes, in whole or in part, at any time and from time to time, at the make-whole redemption price for such series of notes equal to the greater of the principal amount of such series of notes to be redeemed and the make-whole redemption price described in “Description of the Notes—Optional Redemption,” discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)), plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, on or after             ,              (three months prior to the maturity date of the              Notes), in the case of the              Notes, and             ,              (three months prior to the maturity date of the              Notes), in the case of the              Notes, Danaher International will have the right, at its option, to redeem the applicable series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Special Mandatory Redemption	If we do not consummate the Pall Acquisition on or prior to May 12, 2016, or the Merger Agreement is terminated prior to that date, Danaher International will be required to redeem, in whole and not in part, each series of notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes outstanding, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or duly provided for, whichever is later, to, but excluding, the special mandatory redemption date. See “Description of Notes—Special Mandatory Redemption.”

Payment of Additional Amounts	Subject to the exceptions and limitations set forth in the accompanying prospectus, Danaher International or Danaher may be required to pay as additional interest to certain noteholders such amounts as may be necessary so that every net payment on such note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by Luxembourg or the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable. See “Description of Danaher International Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Redemption Upon Changes in Withholding Taxes	Danaher International may redeem all, but not less than all, of the notes of any series in the event of certain changes in the tax law of Luxembourg or the United States (or any taxing authority thereof or therein) if, in the written opinion of independent counsel chosen by Danaher International or Danaher, there is a material probability that Danaher International or Danaher will become obligated to pay additional interest on the notes as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed, together with accrued and unpaid interest on the notes of such series being redeemed to, but not including, the date fixed for redemption. See “Description of Danaher International Debt Securities—Redemption Upon Changes in Withholding Taxes” in the accompanying prospectus.

Change of Control Triggering Event	If a change of control triggering event (as defined herein) occurs, each holder of notes may require Danaher International to repurchase some or all of the notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued interest. A change of control triggering event means the occurrence of both a change of control and a rating event. See “Description of Notes—Change of Control Triggering Event.”

Certain Covenants	The indenture governing the notes will restrict the ability of Danaher and its subsidiaries, including Danaher International, to, among other things:

•	incur certain debt secured by liens;

•	engage in sale and leaseback transactions; and

•	consolidate with, sell, lease, convey or otherwise transfer all or substantially all of Danaher’s or Danaher International’s assets, or merge with or into, any other person or entity.

Listing	Application will be made to have each series of the notes listed on The New York Stock Exchange. The listing application will be subject to approval by The New York Stock Exchange.

Use of Proceeds	We anticipate that we will use the net proceeds from this offering to pay a portion of the purchase price of the Pall Acquisition and for general corporate purposes. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page S-16 of this prospectus supplement and the documents incorporated by reference in the accompanying prospectus, for a discussion of risks you should carefully consider before deciding to invest in the notes.

Form and Denomination	The notes will be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The notes will be issued in book-entry form, represented by one or more global notes deposited with or on behalf of a common depositary on behalf of Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and registered in the name of the nominee of the common depositary for the accounts Clearstream and Euroclear. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Book-Entry, Delivery and Form.”

Marketing Restrictions

The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement, the accompanying prospectus and any such free writing prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting–Selling Restrictions.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

London Paying Agent	The Bank of New York Mellon, London Branch.

Calculation Agent	The Bank of New York Mellon, London Branch.

Governing Law	New York

RISK FACTORS

An investment in the notes involves risks. You should carefully consider the risks and uncertainties described in this prospectus supplement and the accompanying prospectus, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein, such as the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 on file with the SEC, before you make an investment decision pursuant to this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to the Pall Acquisition

We may not complete the Pall Acquisition within the time frame we anticipate, or at all; the acquired business may underperform relative to our expectations; the Pall Acquisition may cause our financial results to differ from our own or the investment community’s expectations; and we may not be able to achieve anticipated cost savings or other synergies.

The Pall Acquisition is subject to a number of closing conditions, as described in “Summary—Pending Acquisition of Pall Corporation,” and the completion of the Pall Acquisition is subject to a number of risks and uncertainties. The unpredictability of the business and regulatory conditions affecting the industries in which we and Pall operate, approval by the Pall shareholders of the transaction and other risks and uncertainties may adversely affect our ability to complete the Pall Acquisition within the time frame we anticipate, or at all.

In addition, if the Pall Acquisition is consummated, the acquired business may underperform relative to our expectations; it may cause our financial results to differ from our own or the investment community’s expectations; and we may not be able to successfully integrate Pall into our business or achieve anticipated cost savings or other synergies.

Risks Related to the Notes

Danaher International is a finance subsidiary with no independent operations other than financing activities. Each of Danaher International and Danaher will depend on Danaher’s subsidiaries for funds to meet its obligations under the notes and guarantees.

Danaher International is a finance subsidiary of Danaher that conducts no independent operations of its own other than financing activities, and Danaher is a holding company that conducts substantially all of its operations through its subsidiaries. Danaher International’s principal source of funds is its financing activities with Danaher and Danaher’s subsidiaries, and Danaher’s principal source of funds, including funds to make payments pursuant to the guarantees of the notes, is dividends, distributions, loans or other payments from its subsidiaries. None of the other subsidiaries of Danaher are under any direct obligation to pay or otherwise fund amounts due on the notes or the guarantees, whether in the form of dividends, distributions, loans or other payments to Danaher. In addition, there may be statutory and regulatory limitations on the payment of dividends from certain subsidiaries of Danaher. If Danaher International has insufficient funds from its financing activities and sufficient funds are not able to be transferred to Danaher from its subsidiaries, or sufficient cash or liquidity is not otherwise available, Danaher International and Danaher may not be able to make principal or interest payments on outstanding debt, including under the notes and the guarantees.

The notes will not be guaranteed by any of Danaher’s subsidiaries and will be structurally subordinated to the debt and other liabilities of Danaher’s other subsidiaries.

The notes will be obligations of Danaher International and will be guaranteed exclusively by Danaher Corporation and not by any of Danaher’s other subsidiaries. As a result, the notes will be structurally subordinated to all debt and other liabilities of Danaher’s other subsidiaries (including liabilities to trade creditors), which means that creditors of Danaher’s subsidiaries will have priority with respect to the assets of such subsidiaries over Danaher’s claims (and therefore the claims of Danaher’s creditors, including holders of the notes).

The notes and the guarantees will be unsecured and therefore will be effectively subordinated to all of Danaher’s and Danaher International’s existing and future secured debt.

The notes and the guarantees will not be secured. As a result, the notes and the guarantees will be effectively subordinated to any of Danaher’s and Danaher International’s secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of Danaher or Danaher International’s bankruptcy, liquidation, reorganization or other winding up, their respective assets that secure such debt will be available to pay obligations on the notes or the guarantees only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

We have outstanding debt, and our debt will increase as a result of this offering and if we incur additional debt and do not retire existing debt.

We have outstanding debt and other financial obligations. As of April 3, 2015, after giving effect to this offering, we would have had approximately $         billion of debt on a consolidated basis. In addition, we intend to incur additional indebtedness through the issuance of additional debt securities and commercial paper and/or borrowings under credit facilities we intend to enter into prior to the closing of the Pall Acquisition, and we will assume certain indebtedness upon the closing of the Pall Acquisition. We may also obtain additional long-term debt and lines of credit to meet future financing needs. Our debt level and related debt service obligations could have negative consequences, including:

•	requiring us to dedicate significant cash flow from operations to the payment of principal and interest on our debt, which would reduce the funds we have available for other purposes, such as acquisitions;

•	reducing our flexibility in planning for or reacting to changes in our business and market conditions; and

•	exposing us to interest rate risk since a portion of our debt obligations are at variable rates.

We may incur significantly more debt in the future. If we add new debt, the risks described above could increase.

Our current revolving credit facilities impose restrictions on us, including certain restrictions on our ability to incur liens on our assets, and require us to maintain a consolidated leverage ratio (the ratio of consolidated indebtedness to consolidated indebtedness plus shareholders’ equity) as of the last day of any fiscal quarter of 0.65 to 1.0 or less. Our current credit facilities support our commercial paper program. As of June 15, 2015, there were no amounts outstanding under our current credit facilities. Future credit facilities we may enter into, including with respect to the Pall Acquisition, would provide us with significant additional borrowing capacity, whether directly or as liquidity support for our commercial paper program. Our long-term debt obligations include covenants that may adversely affect our ability to incur certain secured indebtedness or engage in certain types of sale and leaseback transactions. Our ability to comply with these restrictions and covenants may be affected by events beyond our control. If we breach any of these restrictions or covenants and do not obtain a waiver from the lenders, then, subject to applicable cure periods, our outstanding indebtedness could become immediately due and payable.

If we do not consummate the Pall Acquisition on or prior to May 12, 2016, or the Merger Agreement is terminated prior to that date, we will be required to redeem the notes. We may not be able to redeem all of the notes. In addition, if we redeem the notes, you may not obtain your expected return on the notes.

We may not be able to consummate the Pall Acquisition within the timeframe specified under “Description of Notes—Special Mandatory Redemption.” Our ability to consummate the Pall Acquisition is subject to various closing conditions, certain of which are beyond our control. If we are not able to consummate the transaction on or prior to May 12, 2016, or the Merger Agreement is terminated at any time prior to that date, we will be required to redeem all of the notes at a redemption price equal to 101% of the aggregate principal amount of the notes outstanding, plus accrued and unpaid interest, if any, from the date of initial issuance, or the most recent date to which interest has been paid or duly provided for, whichever is later, to, but excluding, the special mandatory redemption date. In addition, if we do redeem the notes pursuant to the special mandatory redemption provisions, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds from a special mandatory redemption in an investment that results in a comparable return.

We may not be able to repurchase all of the notes upon a change of control triggering event.

As described under “Description of Notes—Change of Control Triggering Event,” we may be required to offer to repurchase the notes upon the occurrence of a change of control triggering event. We may not have sufficient funds to repurchase the notes in cash at that time or have the ability to arrange necessary financing on acceptable terms. In addition, the terms of our other debt agreements or applicable law may limit our ability to repurchase the notes for cash. The occurrence of a change of control could also constitute an event of default under our credit facilities and under our other indebtedness. Our bank lenders may have the right to prohibit a repurchase upon a change of control triggering event, in which event we would seek to obtain waivers from the required lenders under our credit facilities, but we may not be successful in obtaining such waivers.

Active trading markets for the notes may not develop.

Each series of notes constitutes a new issue of securities, for which there is no existing trading market. Although we intend to apply for listing of each series of the notes for trading on The New York Stock Exchange, the listing application will be subject to approval by The New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing, and we may delist any series of the notes at any time. We cannot provide you with any assurance regarding whether trading markets for any series of the notes will develop, the ability of holders of the notes of any series to sell their notes or the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make markets in the notes of each series. However, the underwriters are not obligated to do so, and any market-making with respect to a series of the notes may be discontinued at any time without notice. If no active trading markets develop, you may be unable to resell the notes at their fair market value or at any price.

If a trading market for a series of notes does develop, changes in our credit ratings or the debt markets could adversely affect the market prices of such series of notes. The prices for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the prices of the notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the prices of the notes.

There are limited covenants in the indenture.

The indenture contains limited covenants, including those restricting our ability and certain of our subsidiaries’, including Danaher International’s, ability to incur certain debt secured by liens and engage in sale and leaseback transactions. The limitations on incurring debt secured by liens and sale and leaseback transactions contain certain exceptions. In addition, neither Danaher nor any of its subsidiaries, including Danaher International, are restricted from incurring additional unsecured debt or other liabilities, including additional senior debt, under the indenture. If we incur additional debt or liabilities, Danaher International’s ability to pay its obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, Danaher is not restricted under the indenture from paying dividends or issuing or repurchasing its securities. Further, the indenture may permit us and our subsidiaries to engage in certain significant corporate events that would not constitute a “change of control” that would require us to make an offer to repurchase the notes, and changes to the composition of our board of directors would not, by itself, constitute a “change of control” under the indenture.

There are no financial covenants in the indenture. However, there is a financial covenant in the agreement governing our outstanding credit facilities and there may be financial covenants in the agreements governing our future indebtedness. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” included in the accompanying prospectus.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes (including the guarantees) will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes or the guarantees would be required to render the judgment in euros. However, the judgment would be converted into dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the notes in many other United States federal or state courts ordinarily would be enforced in the United States only in dollars. The date used to determine the rate of conversion of euro into dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Luxembourg laws differ from the laws in effect in the United States and may afford less protection to holders of our securities.

Danaher International is organized under the laws of Luxembourg. It may not be possible to enforce court judgments obtained in the United States against Danaher or against Danaher International in Luxembourg based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Luxembourg would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers or the directors or officers of Danaher International based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the United States currently does not have a treaty with Luxembourg providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Luxembourg.

An investment in the notes by a holder whose home currency is not the euro entails significant risks.

All payments of interest on and the principal of the notes and any redemption or repurchase price for the notes will be made in euros. An investment in the notes by a holder whose home currency is not the euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. If you are a U.S. holder, see “Certain Tax Considerations—United States” for the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes, related to the notes being denominated in euros.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euros.

If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars at the most recently available market exchange rate for the euros. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

Trading in the clearing system is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The European Commission has proposed a financial transactions tax in certain member states of the European Union which, if adopted, could apply in certain circumstances to secondary market trades of the notes both within and outside of those participating member states.

The European Commission has published a proposal for a directive for a common financial transactions tax, or FTT, in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the “participating Member States”). The proposed FTT has very broad scope and could, if implemented in the form proposed by the European Commission, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances.

Under the European Commission proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in notes where at least one party is a financial institution and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

Joint statements issued by participating Member States indicate an intention to implement the FTT by January 1, 2016. However, the FTT proposal remains subject to negotiation among the participating Member States. It may therefore be materially altered prior to any implementation (if at all), the timing of which remains unclear, and the extent to which it may ultimately apply (if at all) to dealings in the notes is uncertain. Additional Member States may decide to participate. Prospective holders of, and investors in, the notes are advised to seek their own professional advice regarding the FTT.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2015, filed with the SEC on April 23, 2015, including Exhibit 12.1 thereto, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,					Three Months Ended
	2010	2011	2012	2013	2014	April 3, 2015
Ratio of Earnings to Fixed Charges(1)	15.5x	16.0x	17.6x	22.6x	25.6x	22.1x

(1)	These ratios include Danaher Corporation and its consolidated subsidiaries. The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges for the periods indicated, where “earnings” consist of (1) earnings from continuing operations (excluding earnings from 50% owned affiliates) before income taxes; plus (2) fixed charges, and “fixed charges” consist of (A) interest, whether expensed or capitalized, on all indebtedness, (B) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (C) an interest component representing the estimated portion of rental expense that management believes is attributable to interest. Interest on FASB Interpretation No. 48 liabilities is included in the tax provision in our consolidated condensed statements of earnings and is excluded from the computation of fixed charges.

EXCHANGE RATES

All payments of interest and principal, including payments made upon any redemption or repurchase of the notes, will be made in euros. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors—An investment in the notes by a holder whose home currency is not the euro entails significant risks.”

The table below sets forth, for the periods and dates indicated, information concerning the noon buying rate in New York City for cable transfers as certified by the Federal Reserve Bank of New York for customs purposes (expressed in U.S. dollars per €1.00). The rates in this table are provided for your reference only.

Period	High	Low	Period Average(1)	Period End
2012	1.3463	1.2062	1.2859	1.3186
2013	1.3816	1.2774	1.3281	1.3779
2014	1.2101	1.3927	1.3297	1.2101
2015 (through June 15)	1.2015	1.0524	1.1140	1.1108

(1)	The average of the noon buying rates on each day of the relevant year or period.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes in this offering will be approximately €         , after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by us. We anticipate that we will use the net proceeds from this offering to pay a portion of the purchase price of the Pall Acquisition and for general corporate purposes.

CAPITALIZATION

The following table sets forth the capitalization of Danaher Corporation as of April 3, 2015 on an actual basis and on an as adjusted basis to give effect to the sale of the notes in this offering based on a euro/U.S. $ exchange rate of €1.00=U.S. $         on June     , 2015 as reported by Bloomberg. You should read this table in conjunction with “Use of Proceeds” and our consolidated financial statements and related notes incorporated by reference in the accompanying prospectus. The following table does not reflect any adjustments related to (1) the application of the net proceeds of this offering, (2) the additional financing required for, or the closing of, the Pall Acquisition, (3) the closing of the NetScout Transaction or (4) the Separation. The as adjusted information may not reflect our cash, short-term debt and capitalization in the future.

(Dollar amounts in millions)	Actual	As Adjusted for this Offering
Cash and cash equivalents	$2,511.0	$

U.S. dollar-denominated commercial paper	450.0		450.0
2.3% senior unsecured notes due 2016	500.0		500.0
5.625% notes due 2018	500.0		500.0
5.4% notes due 2019	750.0		750.0
3.9% notes due 2021	600.0		600.0
4.0% bonds due 2016	133.0		133.0
Zero coupon Liquid Yield Option Notes due 2021	79.8		79.8
Floating Rate Notes offered hereby	—
% Notes offered hereby	—
% Notes offered hereby	—
Other borrowings	164.7		164.7

Total	3,177.5
Less—currently payable	123.7		123.7

Long-term debt	3,053.8

Total debt	3,177.5

Total stockholders’ equity	23,390.7		23,390.7

Total capitalization	$20,213.20	$

DESCRIPTION OF NOTES

The following description of the particular terms of each series of notes offered hereby supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms and provisions of debt securities in the “Description of Danaher International Debt Securities” set forth in the accompanying prospectus, to which description reference is hereby made. Unless the context otherwise indicates, in this section “Description of Notes,” the terms “we,” “our,” “us,” “the Company” and “Danaher International” refer to DH Europe Finance S.A. only and “Danaher” refers to Danaher Corporation only and not to any of its subsidiaries.

General

Each series of the notes will be issued under an indenture to be entered into among us, Danaher, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented with respect to each series of notes by a supplemental indenture to be entered into among us, Danaher and The Bank of New York Mellon Trust Company, N.A., as trustee and, with respect to the Floating Rate Notes, as calculation agent (together, the “Indenture”). You may request a copy of the Indenture and the forms of notes from the trustee.

The following statements relating to the notes and the Indenture are summaries of certain provisions thereof and are subject to the detailed provisions of the forms of notes and the Indenture, to which reference is hereby made. Certain provisions of the Indenture are summarized in the accompanying prospectus. We encourage you to read the summaries of the notes and the Indenture in both this prospectus supplement and the accompanying prospectus, as well as the forms of notes and the Indenture.

Each series of notes and the related guarantees will be general unsecured obligations of Danaher International and Danaher, respectively. Each series of notes and the related guarantees will rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of Danaher International and Danaher, respectively, including each other series of notes and the related guarantees offered hereby, and will rank senior in right of payment to any existing and future indebtedness of Danaher International and Danaher, respectively, that is subordinated to the notes or the guarantees, as applicable. Each series of notes and the related guarantees will also be effectively subordinated to any existing and future secured indebtedness of Danaher International and Danaher, respectively, to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and any future indebtedness and any other liabilities of their respective subsidiaries. The cover page of this prospectus supplement sets forth the maturity date and the aggregate principal amount of each series of notes.

Each series of notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. The notes will be issuable in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Except as provided below, the notes shall not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The notes will not be entitled to the benefit of any sinking funds.

Interest

Floating Rate Notes

The Floating Rate Notes will bear interest at a rate equivalent to the 3-month EURIBOR (as defined below) (the “Base Rate”) plus     % per year; provided, however, that the minimum interest rate shall be zero. The Floating Rate Notes will bear interest from                     , 2015 or from the immediately preceding interest payment date to which interest has been paid. Interest on the Floating Rate Notes is payable quarterly in arrears

on                     ,                     ,                     and                     , commencing on                     , 2015 (each, a “Floating Rate Interest Payment Date”). The interest rate on the Floating Rate Notes will be reset quarterly on                     ,                     ,                     and                     , commencing on                     , 2015. The initial Base Rate for the Floating Rate Notes will be 3-month EURIBOR in effect on                     , 2015. The interest rate on the Floating Rate Notes will be determined on the second TARGET business day preceding the interest reset date (a “EURIBOR Interest Determination Date”). Interest on a Floating Rate Interest Payment Date will be paid to the persons, or “holders,” in whose names the Floating Rate Notes are registered on the security register at the close of business on the regular record date. The regular record date will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Floating Rate Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days in the period for which interest is being calculated.

The Floating Rate Notes will bear interest at a Base Rate equal to the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on each EURIBOR Interest Determination Date, and will be determined in accordance with the following provisions:

•	EURIBOR will be the offered rate for deposits in euros having a maturity of three months, as that rate appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date.

•	If the rate described above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on the relevant EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone interbank market by the principal Euro-Zone office of each of four major banks in that market selected by us: euro deposits having a maturity of three months and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time. The Paying and Calculation Agent will request the principal Euro-Zone office of each of these banks to provide a quotation in writing of its rate. If at least two quotations are provided in writing, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean (rounded upwards) of such quotations.

•	If fewer than two quotations are provided as described above, EURIBOR for the relevant EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted in writing, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by us: loans of euros having a maturity of three months and in a principal amount of not less than €1,000,000 that is representative for a single transaction in such market at such time.

•	If fewer than three banks selected by us are quoting as described above, EURIBOR shall be the EURIBOR in effect on such EURIBOR Interest Determination Date.

If any Floating Rate Interest Payment Date, the maturity date for the Floating Rate Notes or earlier date of redemption falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such Floating Rate Interest Payment Date, maturity date or date of redemption, as the case may be.

Fixed Rate Notes

The              Notes will bear interest at     % per annum and the              Notes will bear interest at     % per annum, in each case from                     , 2015 or from the immediately preceding interest payment date to which interest has been paid. Interest on each series of Fixed Rate Notes is payable annually in arrears on                     ,

commencing                     , 2016 (each, an “Interest Payment Date”). Interest on an Interest Payment Date will be paid to the persons, or “holders,” in whose names the applicable series of Fixed Rate Notes is registered on the security register at the close of business on the regular record date. The regular record date for each series of Fixed Rate Notes will be the fifteenth calendar day, whether or not a Business Day, immediately preceding the related Interest Payment Date. Interest on each series of Fixed Rate Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on such series of Fixed Rate Notes (or             , 2015, if no interest has been paid on such series of Fixed Rate Notes), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

If any Interest Payment Date, the maturity date for either series of Fixed Rate Notes or earlier date of redemption for such series of Fixed Rate Notes falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, maturity date or date of redemption, as the case may be.

Guarantees

Danaher will fully and unconditionally guarantee the due and punctual payment of all obligations of Danaher International under the Indenture and the notes, whether for the payment of principal of, premium, if any, or interest or any additional amounts (as defined in the section “Description of Danaher International Debt Securities—Payment of Additional Amounts” in the accompanying prospectus), on the notes or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantees will be unsecured and unsubordinated obligations of Danaher, and will rank equally with all of its other unsecured and unsubordinated obligations.

Payments in Euros

Initial holders will be required to pay for the notes in euros, and all payments of interest and principal, including payments made upon any redemption or repurchase of the notes, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then-member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an Event of Default under the notes or the Indenture. Neither the trustee nor the paying agent for the notes shall have any responsibility for any calculation or conversion in connection with the foregoing.

Holders of the notes will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors—An investment in the notes by a holder whose home currency is not the euro entails significant risks.”

Business Day

For purposes of the notes, “Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

Further Issues

We may from time to time, without notice to, or the consent of, the registered holders of a series of notes, create and issue additional notes of such series ranking equally and ratably with the notes of such series offered hereby and having the same terms and conditions as such series of notes in all respects (or in all respects except for the issue date, issue price and, to the extent applicable, the payment of interest accruing prior to the issue date of such additional notes or the first payment of interest following the issue date of such additional notes), so that such additional notes of such series will be consolidated and form a single series with the notes of such series offered hereby and will have the same terms as to status, redemption or otherwise as the notes of such series offered hereby, provided that if such additional notes are not fungible with the original notes of such series for U.S. federal income tax purposes, such additional notes will have separate ISIN and Common Code numbers.

Optional Redemption

Except as provided in this prospectus supplement under “Description of Notes—Special Mandatory Redemption” and in the accompanying prospectus under “Description of Danaher International Debt Securities—Redemption Upon Changes in Withholding Taxes,” the Floating Rate Notes are not redeemable prior to maturity.

At any time prior to             ,          (three months prior to the maturity date of the              Notes), in the case of the              Notes, and             ,          (three months prior to the maturity date of the              Notes), in the case of the              Notes, Danaher International will have the right, at its option, to redeem the applicable series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes of such series to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments of principal and interest on such series of notes to be redeemed (not including any portion of such payments of interest that will be accrued and unpaid to and including the date of redemption) discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below) plus              basis points in the case of the              Notes and              basis points in the case of the              Notes, plus in each case accrued and unpaid interest, if any, on the principal amount being redeemed to, but excluding, the date of redemption.

On or after             ,          (three months prior to the maturity date of the              Notes), in the case of the              Notes, and             ,          (three months prior to the maturity date of the              Notes), in the case of the              Notes, Danaher International will have the right, at its option, to redeem the applicable series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes of such series to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed to the date of redemption.

“Comparable Government Bond Rate” means, with respect to any redemption date, the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes of a series to be redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the series of notes to be redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

“Remaining Scheduled Payments” means, with respect to each series of notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to the notes of such series, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

Notice of any redemption will be mailed (or sent electronically in accordance with applicable depositary procedures) at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes of any series is to be redeemed, the notes of such series to be redeemed shall be selected by the trustee by such method the trustee deems to be fair and appropriate in accordance with applicable depositary procedures.

Payment of Additional Amounts

Subject to certain exceptions and limitations, Danaher International or Danaher may be required to pay as additional interest to certain noteholders such amounts as may be necessary so that every net payment on such note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by Luxembourg or the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable. See “Description of Danaher International Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Redemption Upon Changes in Withholding Taxes

Danaher International may redeem all, but not less than all, of the notes of any series in the event of certain changes in the tax law of Luxembourg or the United States (or any taxing authority thereof or therein) if, in the written opinion of independent counsel chosen by Danaher International or Danaher, there is a material probability that Danaher International or Danaher will become obligated to pay additional interest on the notes as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the notes of such series being redeemed, together with accrued and unpaid interest on the notes of such series being redeemed to, but not including, the date fixed for redemption. See “Description of Danaher International Debt Securities—Redemption Upon Changes in Withholding Taxes” in the accompanying prospectus.

Special Mandatory Redemption

If we do not consummate the Pall Acquisition on or prior to May 12, 2016, or the Merger Agreement is terminated prior to that date, we will be required to redeem in whole and not in part each series of notes on the special mandatory redemption date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of the notes outstanding, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or duly provided for, whichever is later, to, but excluding, the special mandatory redemption date. The “special mandatory redemption date” means the earlier to occur of (1) June 12, 2016, if the Pall Acquisition has not been completed on or prior to May 12, 2016, or (2) the 30th day (or if such day is not a business day, the first business day thereafter) following the termination of the Merger Agreement.

We will cause the notice of special mandatory redemption to be mailed, with a copy to the trustee, within five business days after the occurrence of the event triggering redemption to each holder of notes at its registered address. If funds sufficient to pay the special mandatory redemption price of all notes to be redeemed on the special mandatory redemption date are deposited with the trustee or a paying agent on or before the special mandatory redemption date, on and after the special mandatory redemption date, the notes will cease to bear interest.

Other Provisions of the Notes

The notes will be subject to certain other provisions set forth in the accompanying prospectus, including under “Description of Danaher International Debt Securities—Events of Default,” “—Certain Covenants” and “—Modification and Waiver.”

Change of Control Triggering Event

If a change of control triggering event occurs, unless we have exercised our option to redeem the notes as described above, we will be required to make an offer (the “change of control offer”) to each holder of each series of the notes to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”).

The notice will, if mailed prior to the date of the consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default under the Indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

“Change of control” means the occurrence of any of the following:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than

(a) Danaher or one of its subsidiaries, (b) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (c) Steven M. Rales and Mitchell P. Rales) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Danaher’s or Danaher International’s voting stock or other voting stock into which its voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of Danaher’s assets and the assets of Danaher’s subsidiaries, or Danaher International’s assets and the assets of Danaher International’s subsidiaries, in each case taken as a whole, to one or more persons (other than Danaher or one of its subsidiaries); or

(3) Danaher ceases to own, directly or indirectly, 100% of the equity interests of Danaher International, other than as a result of the merger or consolidation of Danaher International with and into Danaher.

Notwithstanding the foregoing, (1) a transaction will not be deemed to involve a change of control if (A) Danaher becomes a direct or indirect wholly-owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Danaher’s voting stock immediately prior to that transaction or (ii) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company and (2) a change of control will be deemed not to have occurred as a result of any change or event occurring in connection with, or as a result of, the Separation, including, without limitation, any changes in the composition of the Board of Directors of Danaher.

The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of Danaher’s and its subsidiaries’ assets, and Danaher International’s assets, in each case taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of Danaher’s and Danaher’s subsidiaries’ assets or Danaher International or Danaher International’s subsidiaries taken as a whole to another person or group may be uncertain.

“Change of control triggering event” means the occurrence of both a change of control and a rating event.

“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by Danaher.

“Moody’s” means Moody’s Investors Service Inc.

“Rating agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our or Danaher’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Danaher (as certified by a resolution of Danaher’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating event” means the rating on the notes is lowered by each of the rating agencies and the notes are rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or Danaher International’s or Danaher’s intention to effect a change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at our or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Separation” means the separation of Danaher into two separate, independent companies, whether by way of dividend, distribution, spin-off, split-off, exchange, reorganization, merger, sale and/or offering of securities or otherwise, which Danaher indicated its intention to pursue in a press release issued on May 13, 2015.

“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Defeasance; Satisfaction and Discharge

The notes will be subject to defeasance and discharge and to defeasance of certain covenants as set forth in the Indenture. See “Description of Danaher International Debt Securities—Legal Defeasance and Covenant Defeasance” and “Description of Danaher International Debt Securities—Satisfaction and Discharge of the Indenture” in the accompanying prospectus.

Listing

Application will be made to have each series of the notes listed on The New York Stock Exchange. The listing application will be subject to approval by The New York Stock Exchange. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist any series of the notes at any time.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee under the Indenture. We may maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of business, and the Bank of New York Mellon Trust Company, N.A. is acting as trustee under the indenture governing Danaher’s outstanding senior notes.

Paying Agent and Calculation Agent

The Bank of New York Mellon, London Branch, will act as paying agent and calculation agent for the notes. Upon notice to the trustee, we may change the paying agent and/or the calculation agent at any time.

Governing Law

The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York. For the avoidance of doubt, the applicability of Articles 86 to 94-8 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended, shall be excluded.

BOOK-ENTRY, DELIVERY AND FORM

We have obtained the information in this section concerning Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”) and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those clearing systems could change their rules and procedures at any time.

The notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Except as set forth below, the global notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the global notes in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the notes and all transfers relating to the notes will be reflected in the book-entry records of Clearstream and Euroclear. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium.

The distribution of the notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the notes will receive payments relating to their notes in euro, except as described in this prospectus supplement under “Exchange rates” and “Description of Notes—Payments in Euros.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interests in the notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of notes.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Clearance and Settlement Procedures

We understand that investors that hold their notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Certificated Notes

If the depositary for any of the notes represented by a registered global note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the registered global note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered global note will be registered in the name or names that the depositary gives to the trustee or other relevant agent of the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global note that had been held by the depositary. In addition, we may at any time determine that the notes shall no longer be represented by a global note and will issue notes in definitive form in exchange for such global note pursuant to the procedure described above.

A copy of the register of the notes shall be maintained by Danaher International at its registered office, in order to comply with Luxembourg law (the “Duplicate Register”). In case of discrepancy between the register of the notes and the Duplicate Register, the Duplicate Register shall prevail for Luxembourg law purposes.

CERTAIN TAX CONSIDERATIONS

U.S. Federal Tax Considerations

The following is a summary of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “U.S. Treasury Regulations”), administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases notes on original issuance at the initial offering price at which a substantial amount of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income tax related to the purchase, ownership and disposition of the notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to certain former citizens or residents of the United States;

•	U.S. federal alternative minimum tax consequences, if any; and

•	the potential application of the Medicare tax on net investment income.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.

This summary of material U.S. federal tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction or any U.S. federal taxes other than income taxes (such as gift or estate taxes). If you are considering the purchase of notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of notes that is not a U.S. holder.

Consequences to U.S. Holders

Payments of Interest

Subject to the discussion below under “Additional Payments,” interest on a note (including any non-U.S. tax withheld from interest payments and any additional amounts paid with respect to interest payments) generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the issue price of each note will be equal to its stated principal amount or if the issue price is less than its stated principal amount, the difference will be a de minimis amount (as set forth in the applicable U.S. Treasury Regulations) and the notes will not be issued with original issue discount.

A U.S. holder that uses the cash method of tax accounting and that receives a payment of interest will be required to include in income the U.S. dollar value of the euro payment (determined based on a spot rate on the date the payment is received), and this U.S. dollar value will be the U.S. holder’s tax basis in the euro received.

A U.S. holder that uses the accrual method of tax accounting will be required to include in income the U.S. dollar value of the amount of interest income that accrues with respect to a note during an accrual period. The U.S. dollar value of the accrued income generally will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The U.S. holder will recognize foreign currency gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the interest payment is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the euro payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). If a U.S. holder does not wish to translate interest income using the average exchange rate, certain alternative elections may be available. The U.S. dollar value of the euro payment received will be the U.S. holder’s tax basis in the euro received.

Interest income recognized by a U.S. holder with respect to the notes will be treated as foreign-source income for U.S. foreign tax credit purposes, and will generally be treated as income in the “passive category” for those purposes (though in certain cases such interest income may be treated as income in the “general category” for those purposes.)

Any non-U.S. income taxes withheld from interest payments on a note will generally be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, subject to applicable limitations that may vary depending upon the U.S. holder’s particular circumstances. Alternatively, the U.S. holder may deduct such non-U.S. income taxes in computing U.S. taxable income, provided that the U.S. holder elects to deduct (rather than credit) all foreign income taxes paid or accrued during the taxable year. The rules governing foreign tax credits and the deduction of foreign income taxes are complex and, therefore, U.S. holders should consult their tax advisors regarding the availability of foreign tax credits or deductions in their particular circumstances.

Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. For example, if we are required to repurchase the notes in connection with a Change of Control Triggering

Event as described in “Description of Notes—Change of Control Triggering Event,” we must pay a 1% premium. In addition, if we are required to redeem the notes as described in “Description of Notes—Special Mandatory Redemption,” we must pay a 1% premium. The possibility of such payments may implicate special rules under U.S. Treasury Regulations governing “nonfunctional currency contingent payment debt instruments.” However, the possibility that additional payments will be made will not cause the notes to be nonfunctional currency contingent payment debt instruments if, as of the date the notes are issued, there is only a remote chance that such payments will be made or certain other exceptions apply. We have determined and intend to take the position (and this discussion assumes) that the possibility of such events occurring will not subject the notes to the nonfunctional currency contingent payment debt rules. Our determination that the notes are not nonfunctional currency contingent payment debt instruments is binding on U.S. holders unless they disclose their contrary positions to the IRS in the manner required by applicable U.S. Treasury Regulations. Our determination that the notes are not nonfunctional currency contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to successfully challenge our determination and the notes were treated as nonfunctional currency contingent payment debt instruments, U.S. holders may be required, among other things, (i) to accrue interest income at a higher rate than the stated interest rate on the notes, regardless of their method of tax accounting and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. If any additional payments are in fact made, U.S. holders generally will be required to recognize such amounts as income. U.S. holders should consult their tax advisors regarding the tax consequences if the notes were treated as nonfunctional currency contingent payment debt instruments.

Sale, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above.

A U.S. holder’s tax basis in a note will be the U.S. dollar value of the euro amount paid for the note, determined on the date of the purchase. A U.S. holder’s amount realized generally will equal the U.S. dollar value of the euro received, calculated at the exchange rate in effect on the date of disposition, plus the fair market value of any other property received, in exchange for the note. If the notes are traded on an established securities market, special rules will apply for purposes of determining the exchange rate to use in translating euro to U.S. dollars.

Except to the extent of foreign currency gain or loss, as described below, any gain or loss recognized on a taxable disposition of a note will generally be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of a note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses is subject to significant limitations under the Code.

A U.S. holder may recognize foreign currency gain or loss upon the sale, exchange or other taxable disposition of a note as a result of fluctuations in the euro-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will equal the difference between (i) the U.S. dollar value of the U.S. holder’s purchase price in euro of the note, determined using the spot price on the date the note is disposed of, and (ii) the U.S. dollar value of the U.S. holder’s purchase price in euro of the note, determined using the spot price on the date the U.S. holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, exchange or other taxable disposition of the note. Any such gain or loss generally will be ordinary income or loss.

If a U.S. holder recognizes a loss upon a sale or other taxable disposition of a note and such loss is above certain thresholds, the U.S. holder may be required to file a disclosure statement with the IRS. U.S. holders should consult their tax advisors regarding this reporting obligation.

A U.S. holder will have a tax basis in any euro received on the sale, exchange or other taxable disposition of a note equal to the U.S. dollar value of the euro, determined at the time of sale, exchange or other taxable disposition.

If any non-U.S. income tax is withheld on the sale or other taxable disposition of a note, the amount realized by a U.S. holder will include the gross amount of the proceeds of that sale or other taxable disposition before deduction of such tax. Capital gain or loss, if any, recognized by a U.S. holder on the sale or other taxable disposition of a note will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, in the case of a gain from a disposition of a note that is subject to a non-U.S. income tax, the U.S. holder may not be able to benefit from a foreign tax credit for the tax unless the U.S. holder can apply the credit against U.S. federal income tax payable on other income from foreign sources. Alternatively, the U.S. holder may take a deduction for the foreign income tax if the U.S. holder elects to deduct (rather than credit) all foreign income taxes paid or accrued during the taxable year.

Sale of the Euro

If a U.S. holder sells the euro received as a principal or interest payment or in exchange for a note, the U.S. holder will have taxable gain or loss equal to the difference between the amount of U.S. dollars received (or the U.S. dollar fair market value of any property received) and the U.S. holder’s tax basis in the euro. Any gain or loss realized by a U.S. holder on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) will be ordinary income or loss.

A U.S. holder who purchases a note with previously owned euros will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. holder’s tax basis in the euro and the U.S. dollar fair market value of the note on the date of purchase.

The foreign currency rules applicable to the notes are complex and their application may depend on a holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a holder should make any of these elections may depend on the holder’s particular federal income tax situation. U.S. holders are therefore urged to consult their own tax advisors regarding the application of the foreign currency rules to their ownership and disposition of the notes.

Foreign Financial Asset Reporting

A U.S. holder that holds certain foreign financial assets (which may include our notes) other than in an account at a financial institution may be required to report information relating to such assets to the Internal Revenue Service. Failure to report such information, if required, may result in substantial penalties. U.S. Holders should consult their own tax advisors regarding such reporting requirement.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding at the applicable rate (currently 28%) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of its exempt status (generally by providing an IRS Form W-9 or an approved substitute), or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income and is therefore subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

In general, payments of interest on the notes to a non-U.S. holder will not be subject to U.S. federal income or withholding tax, unless (i) the non-U.S. holder is engaged in a trade or business in the United States, (ii) interest on the notes is effectively connected with the conduct of that trade or business and (iii) if certain income tax treaty provisions apply, such interest is attributable to a U.S. permanent establishment or fixed base, in which event (A) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder, and (B) if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Redemption or Other Taxable Disposition of Notes

Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note will not be subject to U.S. income tax unless:

•	that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, under some income tax treaties, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the notes, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, absent a contrary provision in an applicable income tax treaty such non-U.S. holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S. source capital losses.

Information Reporting and Backup Withholding

In general, if you are a non-U.S. holder, payments of principal and interest on, and payments of the proceeds of sales of, the notes made to you within the United States, or outside the United States by a U.S. payor or U.S. middleman (which includes certain foreign financial intermediaries with certain connections to the United States), may be subject to information reporting and backup withholding unless you provide a properly executed applicable U.S. IRS Form W-8 or otherwise meet documentary evidence requirements for establishing your status as a non-U.S. holder, or you qualify as an exempt recipient.

Luxembourg Tax Considerations

The following information is of a general nature only and is based on the laws currently in force in Luxembourg, but it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the notes should therefore consult their own advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only and any reference to a tax, duty, levy, impost or other charge or withholding of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only. References to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) and personal income tax (impôt sur le revenu) generally. Investors may further be subject to net wealth tax (impôt sur la fortune) and other duties, levies or taxes. Corporate income tax, municipal business tax and the solidarity surcharge apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge and under certain circumstances may be subject to municipal business tax (such as when an individual taxpayer manages a professional or business undertaking).

Withholding Tax

Non-resident holders of notes

Under Luxembourg general tax laws currently in force there is no withholding tax on payments of principal, premium or interest made to non-resident holders of notes or upon redemption or repurchase of the notes held by non-resident holders of notes.

Resident holders of notes

Under Luxembourg general tax laws currently in force and subject to the law of December 23, 2005 mentioned below, there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of notes or upon the redemption or repurchase of notes held by Luxembourg resident holders of notes.

Under the law of December 23, 2005, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to, or for the benefit of, an individual beneficial owner who is resident of Luxembourg or to a residual entity (within the meaning of the laws of June 21, 2005, as amended, implementing the Council Directive 2003/48/EC of June 3, 2003 on taxation of savings income in the form of interest payments and ratifying the treaties entered into by Luxembourg and certain dependent and associated territories of European Union Member States, known as the Territories) established in an EU Member State (other than Luxembourg) or one of the Territories, which secures such payments for the benefit of such individual beneficial owner, will be subject to a withholding tax of 10%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual managing their private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payments of interest under the notes coming within the scope of the law would be subject to withholding tax of 10%.

Taxation of Corporate Holders

Luxembourg corporate holders

Holders of notes who are residents of Luxembourg will not be liable for any Luxembourg income tax on a repayment of principal of a note.

A corporate holder of notes who is a resident of Luxembourg for tax purposes, or who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, is subject to Luxembourg corporation taxes in respect of the interest received or accrued on the notes as well as on any redemption premium received or issue discount realized.

Gains realized by a corporate holder of notes who is a resident of Luxembourg for tax purposes or who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, on the sale or disposal of their notes, are subject to Luxembourg corporation taxes.

A Luxembourg holder of notes that is governed by the law on family estate management companies dated May 11, 2007, as amended, or by the laws on regulated investment funds dated December 17, 2010, as amended, and on specialized investment funds dated February 13, 2007, as amended will not be subject to any Luxembourg income tax in respect of interest received or accrued on the notes, any redemption premium received or issue discount realized, or on gains realized on the sale or disposal of notes.

Non-resident corporate holders not having a permanent establishment or a fixed place of business in Luxembourg

Gains realized by a non-resident corporate holder of notes who does not have a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, on the sale or disposal of their notes, are not subject to Luxembourg income tax.

Wealth tax

Under present Luxembourg tax laws, a holder of notes who is a resident of Luxembourg for tax purposes, or a non-resident holder of notes who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, has to take into account the notes for purposes of the Luxembourg wealth tax, with the exception of certain holders falling within the laws on family estate management companies dated May 11, 2007, on regulated investment funds dated December 17, 2010, on specialized investment funds dated February 13, 2007, on securitization companies dated March 22, 2004, as amended, and on investment company in risk capital dated June 15, 2004.

Taxation of Individual Holders

Resident individuals

Holders of notes who are residents of Luxembourg will not be liable for any Luxembourg income tax on a repayment of principal of a note.

An individual holder of notes managing their private wealth, who is a resident of Luxembourg for tax purposes, is subject to income tax at progressive rates in respect of interest received, redemption premium received or issue discount realized on the notes, except where (i) such interest has been subject to withholding tax under the law of December 23, 2005, as amended, or (ii) the individual holder of the notes has opted for the application of a 10% tax in full discharge of income tax in accordance with the law of December 23, 2005, as amended, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU Member State (other than Luxembourg), or in a Member State of the European Economic Area (other than a EU Member State), or in a state that has entered into a treaty with Luxembourg relating to the Council Directive 2003/48/EC of June 3, 2003.

Under Luxembourg tax laws, a gain realized by an individual holder of notes managing their private wealth and who is a resident of Luxembourg for tax purposes, on the sale or disposal of the notes is not subject to Luxembourg income tax, provided this sale or disposal took place at least six months after the acquisition of the notes. An individual holder of notes, managing their private wealth and who is a resident of Luxembourg for tax purposes, has to further include the portion of their gain corresponding to accrued but unpaid interest income in respect of the notes in their taxable income, except where such interest has been subject to withholding tax under the law of December 23, 2005.

Gains realized upon the sale or disposal of the notes by an individual holder of their notes, managing a professional or business undertaking, who is a resident of Luxembourg for tax purposes or who has a permanent establishment or a fixed place of business in Luxembourg to which the notes are attributable, are subject to Luxembourg income tax. There is no wealth tax for individuals.

An individual holder of notes managing a professional or business undertaking must include this interest in their taxable basis. If applicable, the tax levied in accordance with the law of December 23, 2005, as amended, will be credited against their final tax liability.

Non-resident individuals

A non-resident holder of notes, not having a permanent establishment or permanent representative in Luxembourg to which/whom such notes are attributable, is not subject to Luxembourg income tax on interest accrued or received, redemption premium received or issue discount realized on the notes or gains realized on the sale or disposal of the notes.

Indirect Taxes

In principle, neither the issuance nor the transfer, repurchase or redemption of notes will give rise to any Luxembourg registration tax or similar taxes.

Inheritance and gift taxes

Under present Luxembourg tax laws, in the case where a holder of notes is a resident for tax purposes of Luxembourg at the time of his death, the notes are included in his taxable estate for inheritance tax purposes and gift tax may be due on a gift or donation of notes if a deed is registered in Luxembourg.

No stamp duty

However, a fixed or ad valorem registration duty may be due upon the registration of the notes in Luxembourg in the case of legal proceedings before Luxembourg courts or in case the notes must be produced before an official Luxembourg authority, or in the case of a registration of the notes on a voluntary basis or in the case the documents relating to the notes are referred to in a public deed.

EU Savings Directive

Under EC Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), Member States are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State or to certain limited types of entities established in that other Member State.

The Council of the European Union formally adopted Council Directive 2014/48/EU amending the Savings Directive on March 24, 2014 (the “Amending Directive”). The Amending Directive broadens the scope of the requirements described above. Member States are required to apply these new requirements from January 1, 2017. The changes made under the Amending Directive include extending the scope of the Savings Directive to payments made to, or secured for, certain other entities and legal arrangements. They also broaden the definition of “interest payment” to cover additional types of income payable on securities.

The Council of the European Union formally adopted Council Directive 2014/107/EU amending on December 9, 2014 the Council Directive 2011/16/EU on Administrative Cooperation in the field of taxation. The new Council Directive 2014/107/EU adopts automatic exchange of information on all types of financial products (with specific exemptions) held directly or indirectly by individuals or non-public entities. Article 2 of this Directive stipulates that Member States must adopt and publish the laws, regulations and administrative provisions necessary to comply with the Directive by December 31, 2015. They are required to apply these provisions from January 1, 2016 and to start exchanging information by September 2017. Austria received a derogation on the grounds of structural differences, and is allowed to start applying the Directive up to one year later than other Member States. It would start exchanging information by September 2017 on a limited set of accounts (only new accounts opened during the period from October 1, 2016 to December 31, 2016), while making use of the derogation for other accounts.

The provisions of the Council Directive 2014/107/EU will take precedence over the Amending Directive. Since there is significant overlap between the two Directives, there would thus be only a few cases where Amending Directive would still apply.

Finally and in order to make sure that there is only one applicable standard for automatic exchange of information within the EU, and to avoid situations where two standards are applied a proposal of a Council Directive repealing the Amending directive have been released on March 18, 2015.

Investors who are in any doubt as to their position should consult their professional advisors.

Proposed Financial Transactions Tax (“FTT”)

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in participating Member States.

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of Notes should, however, be exempt.

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

Joint statements issued by participating Member States indicate an intention to implement the FTT by January 1, 2016.

However, the FTT proposal remains subject to negotiation between the participating Member States and the scope of any such tax is uncertain. Additional EU Member States may decide to participate.

Prospective holders of the notes are advised to seek their own professional advice in relation to the FTT.

UNDERWRITING

The Company and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of each series of the notes indicated in the following table.

Underwriters	Principal Amount of Floating Rate Notes	Principal Amount of Notes	Principal Amount of Notes
Deutsche Bank AG, London Branch	€	€	€
Merrill Lynch International
BNP Paribas Securities Corp.
HSBC Securities (USA) Inc.
Morgan Stanley & Co. International plc

Total	€	€	€

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters will initially be offered at the initial offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial offering price of up to     % of the principal amount of the Floating Rate Notes,     % of the principal amount of the              Notes and     % of the principal amount of the              Notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial offering price of up to     % of the principal amount of the Floating Rate Notes,     % of the principal amount of the              Notes and     % of the principal amount of the              Notes. If all the notes of a series are not sold at the initial offering prices, the underwriters may change the offering prices and the other selling terms of any such series. The offering of the notes of each series by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of each series of notes (expressed as a percentage of the principal amount of each series of notes):

Paid by us
Per Floating Rate Note		%
Per Note		%
Per Note		%

Each series of notes is a new issue of securities with no established trading market. Application will be made to have each series of notes listed on the New York Stock Exchange. The listing application will be subject to approval by The New York Stock Exchange. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist any series of the notes at any time. We have been advised by the underwriters that the underwriters intend to make a market in each series of notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of notes.

In connection with the issuance of the notes, Merrill Lynch International (in this capacity, the “Stabilizing Manager”) (or any person acting on its behalf) may over-allot notes of any series or effect transactions with a view to supporting the market price of such notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes of any series is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of such series of notes and 60 days after the date of the allotment of such series of notes. Any stabilization action or over-allotment commenced will be carried out in accordance with applicable laws and regulations. The underwriters may purchase and sell notes in the open market, including through short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes of any series than they are required to purchase in the offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes of any series sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of any series of notes. As a result, the price of such notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Our expenses of the offering, excluding underwriting discounts and commissions, are estimated at approximately $2 million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with applicable U.S. securities laws and regulations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including acting as underwriters, managers, agents, arrangers or issuing and paying agents, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters or their affiliates currently serve as lenders and/or agents under Danaher’s senior credit facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Danaher International or Danaher; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by the EU Savings Directive) and includes any relevant implementing measure in the Relevant Member State.”

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters in connection with the offering of the notes will be passed upon for the underwriters by Weil, Gotshal & Manges LLP, New York, New York. Certain matters under the laws of Luxembourg in connection with the offering of the notes will be passed upon for Danaher International by Luther S.A.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K filed on February 25, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements and schedule audited by Ernst & Young LLP have been incorporated by reference in reliance on their report given on their authority as experts in accounting and auditing.

PROSPECTUS

Danaher Corporation

Debt Securities

Guarantees

Common Stock

Preferred Stock

Warrants

Depositary Shares

Purchase Contracts

Units

DH Europe Finance S.A.

Senior Debt Securities

(fully and unconditionally guaranteed by Danaher Corporation)

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement that we file with the Securities and Exchange Commission before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The common stock of Danaher Corporation trades on The New York Stock Exchange under the symbol “DHR”.

Investing in these securities involves certain risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 15, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, Danaher, Danaher International and/or selling securityholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or selling securityholders may offer. Each time Danaher, Danaher International or any selling securityholder uses this prospectus to sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement and/or any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any other offering material that we authorize, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus that we file with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Danaher and its consolidated subsidiaries and/or, where applicable, to Danaher International as issuer of debt securities; the term “Danaher” refers to Danaher Corporation, a Delaware corporation; and the term “Danaher International” refers to DH Europe Finance S.A., a public limited liability company duly organized and existing under the laws of Luxembourg.

Pursuant to Rule 3-10(b) (“Rule 3-10(b)”) of Regulation S-X, this prospectus does not contain separate financial statements for Danaher International since Danaher International is an indirect subsidiary of Danaher that is 100% owned by Danaher, and Danaher files consolidated financial information under the Exchange Act. Danaher International, which was formed on June 2, 2015, is a “finance subsidiary” of Danaher under Rule 3-10(b) with no independent function other than financing activities. Danaher will provide a full and unconditional guarantee of Danaher International’s obligations under its debt securities, and no other subsidiary of Danaher will guarantee these obligations.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.danaher.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

As noted above, this prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below filed by Danaher (File No. 001-08089) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2015;

•	Current Reports on Form 8-K filed with the SEC on May 11, 2015, May 13, 2015, May 19, 2015 and May 20, 2015; and

•	The description of our common stock contained in our Registration Statement on Form 8-B filed on November 3, 1986, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Danaher Corporation

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

Attention: Investor Relations

(202) 828-0850

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement include “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions, divestitures, spin-offs, split-offs or other distributions, strategic opportunities, securities offerings, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Danaher intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the following:

•	Conditions in the global economy, the markets we serve and the financial markets may adversely affect our business and financial statements.

•	Our restructuring actions could have long-term adverse effects on our business.

•	Our growth could suffer if the markets into which we sell our products (including software) and services decline, do not grow as anticipated or experience cyclicality.

•	We have signed a definitive merger agreement with Pall Corporation (“Pall”) pursuant to which we have agreed to acquire all of the outstanding shares of Pall and Pall will become an indirect wholly owned subsidiary of Danaher. The proposed transaction is subject to customary closing conditions and may not be completed on the currently contemplated timeline, or at all, and we may not be able to successfully integrate the business or realize the intended benefits.

•	We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce prices for our products and services.

•	Our growth depends in part on the timely development and commercialization, and customer acceptance, of new and enhanced products and services based on technological innovation.

•	Our reputation, ability to do business and financial statements may be impaired by improper conduct by any of our employees, agents or business partners.

•	Any inability to consummate acquisitions at our historical rate and at appropriate prices could negatively impact our growth rate and stock price.

•	We are pursuing a plan to separate into two independent companies. The proposed transaction may not be completed on the currently contemplated timeline or at all and may not achieve the intended benefits.

•	Our acquisition of businesses, joint ventures and strategic relationships could negatively impact our financial statements.

•	The indemnification provisions of acquisition agreements by which we have acquired companies may not fully protect us and as a result we may face unexpected liabilities.

•	Divestitures and other dispositions could negatively impact our business, and contingent liabilities from businesses that we have sold could adversely affect our financial statements.

•	We are pursuing a plan to distribute ownership of our communications business to Danaher shareholders and merge the business into a subsidiary of NetScout Systems, Inc. in a tax-free transaction. The proposed transaction may not be completed on the currently contemplated timeline or at all and may not achieve the intended benefits.

•	Certain of our businesses are subject to extensive regulation by the U.S. Food and Drug Administration and by comparable agencies of other countries, as well as laws regulating fraud and abuse in the healthcare industry and the privacy and security of health information. Failure to comply with those regulations could adversely affect our reputation and financial statements.

•	The healthcare industry and related industries that we serve have undergone, and are in the process of undergoing, significant changes in an effort to reduce costs, which could adversely affect our financial statements.

•	Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our reputation and financial statements.

•	Our businesses are subject to extensive regulation; failure to comply with those regulations could adversely affect our financial statements and reputation.

•	We may be required to recognize impairment charges for our goodwill and other intangible assets.

•	Foreign currency exchange rates may adversely affect our financial statements.

•	Changes in our tax rates or exposure to additional tax liabilities or assessments could affect our profitability. In addition, audits by tax authorities could result in additional tax payments for prior periods.

•	We are subject to a variety of litigation and other legal and regulatory proceedings in the course of our business that could adversely affect our financial statements.

•	If we do not or cannot adequately protect our intellectual property, or if third parties infringe our intellectual property rights, we may suffer competitive injury or expend significant resources enforcing our rights.

•	Third parties may claim that we are infringing or misappropriating their intellectual property rights and we could suffer significant litigation expenses, losses or licensing expenses or be prevented from selling products or services.

•	Defects and unanticipated use or inadequate disclosure with respect to our products (including software) or services could adversely affect our business, reputation and financial statements.

•	The manufacture of many of our products is a highly exacting and complex process, and if we directly or indirectly encounter problems manufacturing products, our reputation, business and financial statements could suffer.

•	Our indebtedness may limit our operations and our use of our cash flow, and any failure to comply with the covenants that apply to our indebtedness could adversely affect our liquidity and financial statements.

•	Adverse changes in our relationships with, or the financial condition, performance, purchasing patterns or inventory levels of, key distributors and other channel partners could adversely affect our financial statements.

•	Our financial results are subject to fluctuations in the cost and availability of commodities that we use in our operations.

•	If we cannot adjust our manufacturing capacity or the purchases required for our manufacturing activities to reflect changes in market conditions and customer demand, our profitability may suffer. In addition, our reliance upon sole or limited sources of supply for certain materials, components and services could cause production interruptions, delays and inefficiencies.

•	Changes in governmental regulations may reduce demand for our products or services or increase our expenses.

•	Work stoppages, union and works council campaigns and other labor disputes could adversely impact our productivity and results of operations.

•	International economic, political, legal, compliance and business factors could negatively affect our financial statements.

•	If we suffer loss to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events, our operations could be seriously harmed.

•	A significant disruption in, or breach in security of, our information technology systems could adversely affect our business.

•	Our defined benefit pension plans are subject to financial market risks that could adversely affect our financial statements.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date of the report, document, press release, webcast, call, materials or other communication in which they are made. We do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise. See the risk factors included in our periodic reports filed with the SEC under the Exchange Act, and in any applicable prospectus supplement for a further discussion regarding some of the reasons that actual results may be materially different from those that we anticipate.

DANAHER CORPORATION

Danaher Corporation designs, manufactures and markets professional, medical, industrial and commercial products and services, which are typically characterized by strong brand names, innovative technology and major market positions. Our research and development, manufacturing, sales, distribution, service and administrative facilities are located in more than 50 countries. Our business consists of five segments: Test & Measurement; Environmental; Life Sciences & Diagnostics; Dental; and Industrial Technologies.

Danaher Corporation was incorporated in the State of Delaware in 1986, and our principal executive offices are located at 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701. Our telephone number is (202) 828-0850.

For additional information concerning Danaher, please see Danaher’s most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this document. See “Where You Can Find More Information.”

DH EUROPE FINANCE S.A.

DH Europe Finance S.A., a public limited liability company (société anonyme), was organized on June 2, 2015 under the laws of Luxembourg, and its registered office is located at 1B Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg. Danaher International is registered with the Luxembourg Trade and Companies Register under number B197470, is an indirect wholly-owned finance subsidiary of Danaher Corporation, and conducts no independent operations other than its financing activities. Danaher International’s telephone number is +352 27-84-80-58.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth Danaher’s consolidated ratio of earnings to fixed charges for each of the periods indicated. You should read this table in conjunction with the consolidated financial statements and notes in our Quarterly Report on Form-10Q for the quarter ended April 3, 2015, filed with the SEC on April 23, 2015, including Exhibit 12.1 thereto, which is incorporated by reference in this prospectus.

	Fiscal Year Ended December 31					Quarter ended April 3, 2015
	2010	2011	2012	2013	2014
Consolidated Ratios of Earnings to Fixed Charges	15.5	16.0	17.6	22.6	25.6	22.1

For purposes of calculating the ratios above, earnings consist of (1) earnings from continuing operations before income taxes; plus (2) fixed charges. Fixed charges include (A) interest, whether expensed or capitalized, on all indebtedness, (B) amortization of premiums, discounts and capitalized expenses related to indebtedness, and (C) an interest component representing the estimated portion of rental expense that management believes is attributable to interest. Interest on FIN 48 liabilities is included in the tax provision in our consolidated condensed statement of earnings and is excluded from the computation of fixed charges.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital, share repurchases, payment of dividends and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DANAHER DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that Danaher may issue separately, upon exercise of a debt warrant, in connection with a purchase contract or as part of a unit from time to time in the form of one or more series of debt securities. The applicable prospectus supplement and/or free writing prospectus will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. As used in this section, “debt securities” means the senior and subordinated debentures, notes, bonds and other evidences of indebtedness that we issue and a trustee authenticates and delivers under the applicable indenture. As used in this “Description of Danaher Debt Securities,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

Senior debt securities will be issued under an indenture dated December 11, 2007 between Danaher and The Bank of New York Mellon Trust Company, N.A., as trustee, that has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time, including the supplemental indentures dated as of December 11, 2007, March 5, 2009 and June 23, 2011. This indenture is referred to as the “senior indenture.” Subordinated debt securities will be issued under a separate indenture to be entered into by us and a trustee or trustees identified in the prospectus supplement, the form of which is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. This indenture is referred to as the “subordinated indenture.” We refer to the indentures described above as the “indentures” or the “indenture,” as applicable. The following summaries of certain provisions of the indentures and the debt securities are not complete and the summaries are subject to the detailed provisions of the applicable indenture. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement and/or free writing prospectus for particular terms of our debt securities.

The indentures will not limit the aggregate principal amount of debt securities that we may issue, and will permit us to issue securities from time to time in one or more series. The indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. However, the senior indenture does restrict us and our subsidiaries from granting certain security interests on certain of our or their property or assets unless the senior debt securities are equally secured. See “—Covenants in the Senior Indenture” below.

The debt securities will be unsecured obligations of Danaher. We currently conduct substantially all of our operations through subsidiaries, and the holders of debt securities (whether senior or subordinated debt securities) will be effectively subordinated to the creditors of our subsidiaries. This means that creditors of our subsidiaries will have a claim to the assets of our subsidiaries that is superior to the claim of our creditors, including holders of our debt securities.

The applicable prospectus supplement and/or free writing prospectus will describe the following terms of any series of debt securities that we may offer:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, as applicable, that the subordination provisions of the indenture shall apply to the securities of that series or that any different subordination provisions, including different definitions of the terms “senior indebtedness” or “existing subordinated indebtedness,” shall apply to securities of that series;

•	any limit on the aggregate principal amount of the debt securities;

•	the person who will receive interest payments on any debt securities if other than the registered holder;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

•	the place or places of payments on the debt securities;

•	whether the debt securities are redeemable;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;

•	if the principal of or any premium or interest on any debt securities of any series is payable, at our election or the election of the holder, in one or more currencies other than that in which such debt securities are stated to be payable, the currency or currencies in which such principal, premium or interest shall be payable and other terms and conditions regarding such payment;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

•	the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•	the applicability of the legal defeasance and covenant defeasance provisions in the applicable indenture;

•	if the debt securities will be issued only in the form of one or more book-entry securities, the name of the depositary or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depositary or its nominee;

•	any provisions granting special rights if certain events happen;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

•	any conversion or exchange features of the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	the terms of payment upon acceleration; and

•	any other material terms of the debt securities not inconsistent with the provisions of the indenture.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under each indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Payment and Paying Agents

Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security (other than a bearer debt security) on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.

Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at the office of the paying agent designated by us in the applicable prospectus supplement or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the trustee, or held, for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.

Senior Debt Securities

Senior debt securities will be issued under the senior indenture. Payment of the principal of, premium, if any, and interest on senior debt securities will rank equally with all of our other unsecured and unsubordinated debt.

Subordinated Debt Securities

Subordinated debt securities will be issued under the subordinated indenture. Subordinated debt securities of a particular series will be subordinate in right of payment, to the extent and in the manner set forth in the subordinated indenture and the prospectus supplement relating to those subordinated debt securities, to the prior payment of all of our indebtedness that is designated as senior indebtedness with respect to that series. The definition of senior indebtedness will include, among other things, senior debt securities and will be specifically set forth in that prospectus supplement.

Upon any payment or distribution of our assets to creditors or upon our total or partial liquidation or dissolution or in a bankruptcy, receivership or similar proceeding relating to us or our property, holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before holders of subordinated debt securities will be entitled to receive any payment with respect to the subordinated debt securities and, until the senior indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled (other than securities of Danaher or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at the least to the extent provided pursuant to these subordination provisions, to the payment of all senior indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) will be made to the holders of senior indebtedness, all as described in the applicable prospectus supplement. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of subordinated debt securities, together with the holders of any of our obligations ranking in parity with the subordinated debt securities, will be entitled to be paid from our remaining assets the amounts then due and owing with respect to such subordinated debt securities and other obligations, before any payments or distributions will be made on account of any of our capital stock or other obligations ranking junior to such subordinated debt securities and other obligations.

If we default in the payment of any principal of, premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to us by the holders of senior indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment shall be made or agreed to be made on account of the principal, premium, if any, or interest on any of the subordinated debt securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the subordinated debt securities.

By reason of this subordination, in the event of insolvency, our creditors who are holders of senior indebtedness or holders of any indebtedness or preferred stock of our subsidiaries, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:

•	failure to pay interest on our debt securities of that series for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon acceleration or otherwise);

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of the debt securities in the indenture, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in the indenture, or which is included in the indenture solely for the benefit of a different series of our debt securities, which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	any other event of default with respect to debt securities of that series established pursuant to the applicable supplemental indenture.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount outstanding of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the applicable indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium or interest with respect to those debt securities or (2) a default with respect to a provision of the applicable indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of the debt securities of any series may also, on behalf of the holders of all debt securities of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the applicable indenture.

If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to debt securities of a particular series and if it is known to any specified responsible officer of the trustee, the trustee will mail to each holder of such debt securities notice of such default within 90 days after it occurs or, if later, after the trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series, the trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the trustee in good faith determines that withholding the notice is in the interests of the holders of such debt securities.

A holder may institute a suit against us for enforcement of such holder’s rights under the applicable indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;

•	holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

•	the trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days following such notice, request and offer of indemnity under the terms of the applicable indenture; and

•	the trustee does not institute the requested proceeding within 60 days following such notice.

The indentures will require us to annually deliver to the trustee a statement as to performance of our obligations under the indentures and as to any defaults.

A default in the payment of any of our debt securities, or a default with respect to our debt securities that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.

Satisfaction and Discharge of the Indentures

An indenture will generally cease to be of any further effect with respect to a series of debt securities if:

•	we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•	all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in any such case we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those debt securities;

and if, in either case, we also pay or cause to be paid all other sums payable under the applicable indenture by us and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

Legal Defeasance And Covenant Defeasance

Any series of our debt securities will be subject to the defeasance and discharge provisions of the applicable indenture unless otherwise specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•	legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities, including any subordination provisions; or

•	covenant defeasance, which will permit us to be released from our obligations to comply with certain covenants relating to those debt securities as described in the applicable prospectus supplement, which may include obligations concerning subordination of our subordinated debt securities.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•	with respect to debt securities denominated in U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•	with respect to debt securities denominated in a currency other than U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in such currency, obligations of the foreign government that issued such currency (taking into account payment of principal, premium and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•

we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•	no event which is, or after notice or lapse of time would become, an event of default under the indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

•	the deposit does not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the indenture are in default within the meaning of such Act);

•	the deposit is not a default under any other agreement binding on us;

•	such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

•	we deliver to the trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance;

•	if the securities are to be redeemed prior to the stated maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given or provision for such notice satisfactory to the trustee shall have been made;

•	with respect to any series of subordinated debt securities, at the time of such deposit, (1) no default in the payment of principal, premium or interest with respect to any senior indebtedness shall have occurred and be continuing, (2) no event of default shall have resulted in any senior indebtedness becoming, and continuing to be, due and payable prior to the date it would otherwise have become due and payable (unless payment of such senior indebtedness has been provided for), and (3) no other event of default shall have occurred and be continuing which permits the holders thereof to declare such indebtedness due and payable prior to the date it would otherwise have become due and payable; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the applicable indenture have been complied with.

Modification and Waiver

We and the trustee may enter into supplemental indentures for the purpose of modifying or amending an indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected thereby is required for any of the following modifications or amendments:

•	to reduce the percentage in principal amount of debt securities of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the indenture, or consent to certain defaults under the indenture, in each case as provided for in the indenture;

•	to reduce the rate of, or change the stated maturity of any installment of, interest on any debt security;

•	to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any debt security;

•	to make any debt security, or any premium or interest thereon, payable in a currency other than that stated in that debt security;

•	to change any place of payment where any debt security or any premium or interest thereon is payable;

•	to change the right to convert any debt security in accordance with its terms;

•	to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption);

•	to modify the provisions of the indenture with respect to subordination of debt securities in a manner adverse to any registered holder of a debt security; or

•	generally, to modify any of the above provisions of the indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

In addition, we and the trustee with respect to an indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•	to evidence that another person has become our successor and that the successor assumes our covenants, agreements and obligations in the indenture and in the debt securities;

•	to surrender any of our rights or powers under the indenture, or to add to our covenants further covenants for the protection of the holders of all or any series of debt securities;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•	to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make other provisions in regard to matters or questions arising under the indenture;

•	to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to secure the debt securities;

•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there are no debt securities of that series outstanding;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;

•	with respect to the subordinated indenture, to add to, change or eliminate any of the subordination provisions in the indenture or change the definition of “senior indebtedness” in respect of one or more series of debt securities, provided that any such addition, change or elimination does not adversely affect the interests of the holders of outstanding debt securities in any material respect;

•	to establish the form or terms of debt securities of any series; and

•	to make provisions with respect to the conversion rights of holders, including providing for the conversion of debt securities of any series into any security or securities of ours.

Certain Covenants

In addition to such other covenants, if any, as may be described in the accompanying prospectus supplement and/or free writing prospectus and except as may be otherwise set forth in the accompanying prospectus supplement and/or free writing prospectus, the indenture will require us, subject to certain limitations described therein, to, among other things, do the following:

•	deliver to the trustee all information, documents and reports required to be filed by us with the SEC under Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the SEC;

•	deliver to the trustee annual officers’ certificates with respect to our compliance with our obligations under the indenture;

•	maintain the existence, rights and franchises of us and our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act), except to the extent our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not adverse in any material respect to the holders of the debt securities; and

•	pay, and cause our significant subsidiaries to pay, our and their taxes, assessments and government levies when due, except to the extent the same is being contested in good faith by appropriate proceedings.

Covenants in the Senior Indenture

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”

Limitation on Secured Debt

Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, we will not, and will not permit any Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the senior debt securities equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:

•	purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by us or a Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

•	mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by us or a Subsidiary;

•	security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;

•	security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Subsidiary, provided that no such security interests shall extend to any other Principal Property of ours or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

•	security interests on our property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or

•	political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

•	security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to us or to another Subsidiary;

•	any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations that are not yet due or that are being contested in good faith;

•	any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;

•	any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;

•	landlords’ liens on fixtures located on premises leased by us or a Subsidiary in the ordinary course of business; or

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.

Limitation on Sale and Leaseback Transactions

Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, the senior indenture provides that we will not, and will not permit any Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of ours or any Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

•	we or such Subsidiary would be entitled, without equally and ratably securing the senior debt securities, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or

•	an amount equal to the value of the Principal Property so leased is applied to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by us or a Subsidiary which is recorded as Funded Debt as shown on our most recent consolidated balance sheet and which in the case of such Indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the senior debt securities.

Exempted Indebtedness

Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, we and any one or more Subsidiaries may, without securing the senior debt securities, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets.

Certain Definitions

Set forth below are certain defined terms used in the senior indenture. Reference is made to the senior indenture for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of senior debt securities.

The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

The term “Consolidated Assets” means the aggregate of all assets of us and our Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (GAAP)), appearing on the most recent available consolidated balance sheet of us and our Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.

The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of us and our Subsidiaries appearing on the most recent available consolidated balance sheet of us and our Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of us and our Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at our option or the option of any Subsidiary for a term in excess of twelve months from the date of determination.

The term “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.

The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of us and our Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be shown on our consolidated balance sheet as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on our balance sheet.

The term “Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Subsidiary, whether owned on the date of the indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of us and our Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution delivered to the trustee), is not of material importance to the business conducted by us and our Subsidiaries taken as a whole.

The term “Secured Debt” means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:

•	any Principal Property, or

•	any shares of capital stock or Indebtedness of any Subsidiary.

The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Danaher, or by one or more Subsidiaries of Danaher, or by Danaher and one or more other Subsidiaries.

Consolidation, Merger and Sale of Assets

Unless otherwise provided in the applicable prospectus supplement, our indentures prohibit us from consolidating with or merging into another business entity, or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

•	the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust, and it expressly assumes our obligations with respect to outstanding debt securities by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

Conversion Rights

We will describe the terms upon which debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

Denomination

Normally, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency. Except as may be provided otherwise in the applicable prospectus supplement and/or free writing prospectus, we will issue registered securities in denominations of $1,000 or integral multiples of $1,000.

Our Debt Trustee

Unless stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to us and/or may from time to time have other business arrangements with us. If and when the trustee becomes a creditor of ours, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF DANAHER INTERNATIONAL DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that Danaher International may offer from time to time in the form of one or more series of debt securities. The applicable prospectus supplement and/or free writing prospectus will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those debt securities. As used in this section, “debt securities” means the senior debentures, notes, bonds and other evidences of indebtedness that Danaher International issues and a trustee authenticates and delivers under the indenture. As used in this “Description of Danaher International Debt Securities,” the terms “Danaher International,” “we,” “our” and “us” refer to DH Europe Finance S.A., and references to “Danaher” refer to Danaher Corporation and do not, unless the context otherwise indicates, include Danaher’s subsidiaries.

Debt securities will be issued under an indenture to be entered into among us, Danaher, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus, subject to such amendments or supplemental indentures as are adopted, from time to time. This indenture is referred to in this section as the “indenture.” The following summaries of certain provisions of the indenture and the debt securities are not complete and the summaries are subject to the detailed provisions of the indenture. You should refer to the indenture for more specific information. In addition, you should consult the applicable prospectus supplement and/or free writing prospectus for particular terms of the debt securities.

The indenture will not limit the aggregate principal amount of debt securities that we may issue, and will permit us to issue securities from time to time in one or more series. The indenture does not contain any provisions that would limit Danaher’s or our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving Danaher and/or us. However, the indenture does restrict Danaher and its subsidiaries, including us, from granting certain security interests on certain property or assets of Danaher and/or its subsidiaries unless the debt securities are equally secured. See “—Covenants in the Indenture” below.

The debt securities will be unsecured obligations of Danaher International and will be fully and unconditionally guaranteed by Danaher. Payment of the principal of, premium, if any, and interest on debt securities will rank equally with all of Danaher International’s other unsecured and unsubordinated debt. Danaher International is a finance subsidiary of Danaher that conducts no independent operations of its own other than financing activities, and Danaher is a holding company that conducts substantially all of its operations through its subsidiaries, and, as a result, the holders of debt securities will be effectively subordinated to the creditors of Danaher’s subsidiaries. This means that all claims of creditors (including trade creditors) of Danaher’s other subsidiaries will have priority with respect to the assets of such subsidiaries over Danaher’s claims (and therefore the claims of its creditors, including holders of debt securities guaranteed by Danaher).

The applicable prospectus supplement and/or free writing prospectus will describe the following terms of any series of debt securities that we may offer:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the person who will receive interest payments on any debt securities if other than the registered holder;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates, which may be fixed or variable, per annum at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will determine payments of principal, premium or interest and the manner of determining the amount of such payments;

•	whether the debt securities will be guaranteed by any person other than Danaher and, if so, the identity of the person and the terms and conditions upon which the debt securities will be guaranteed;

•	the place or places of payments on the debt securities;

•	whether the debt securities are redeemable;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	the currency of principal and interest payments if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose under the indenture;

•	if the principal of or any premium or interest on any debt securities of any series is payable, at our election or the election of the holder, in one or more currencies other than that in which such debt securities are stated to be payable, the currency or currencies in which such principal, premium or interest shall be payable and other terms and conditions regarding such payment;

•	the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than their principal amount;

•	the amount that will be deemed to be the principal amount of the debt securities as of a particular date before maturity if the principal amount payable at the stated maturity date will not be able to be determined on that date;

•	the applicability of the legal defeasance and covenant defeasance provisions in the indenture;

•	if the debt securities will be issued only in the form of one or more book-entry securities, the name of the depositary or its nominee and the circumstances under which the book-entry security may be transferred or exchanged to someone other than the depositary or its nominee;

•	any provisions granting special rights if certain events happen;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the indenture, or to the right of the trustee or the requisite holders of such securities to declare the principal amount of such securities due and payable;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities;

•	any conversion or exchange features of the debt securities;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	the terms of payment upon acceleration; and

•	any other material terms of the debt securities not inconsistent with the provisions of the indenture.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a substantial discount below their stated principal amount. Generally speaking, if our debt securities are issued at an original issue discount and there is an event of default or acceleration of their maturity, holders will receive an amount less than the stated principal amount of the debt securities. Tax and other special considerations applicable to any series of debt securities, including original issue discount securities, will be described in the prospectus supplement in which we offer those debt securities.

We will have the ability under the indenture to reopen a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of the series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

We will comply with Section 14(e) under the Exchange Act and any other tender offer rules under the Exchange Act that may then apply to any obligation we may have to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Guarantee

Danaher will fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on the debt securities on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of Danaher International under the indenture.

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, Danaher International may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•	If there is an amendment to, or change in, the laws, regulations or rulings of Luxembourg or the United States, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Danaher International or Danaher;

•	As a result of such amendment or change, Danaher International or Danaher becomes, or there is a material probability that Danaher International or Danaher will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

•	The obligation to pay Additional Amounts cannot be avoided through Danaher International’s or Danaher’s commercially reasonable measures;

•	Danaher International delivers to the trustee:

•	a certificate of Danaher International or Danaher, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Danaher International or Danaher as the case may be, taking commercially reasonable measures available to it; and

•	a written opinion of independent tax counsel to Danaher International or Danaher, as the case may be, of recognized standing to the effect that Danaher International or Danaher, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Danaher International or Danaher, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•

Following the delivery of the certificate and opinion described in the previous bullet point, Danaher International provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Danaher International or Danaher would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, Danaher International may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Notice of Redemption

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities of a series to be redeemed. If Danaher International elects to redeem a portion but not all of such debt securities, the trustee will select the debt securities to be redeemed in accordance with a method determined by Danaher International, in such manner as complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of debt securities will cease to accrue on and after the date fixed for redemption, unless Danaher International defaults in the payment of such redemption price and accrued interest with respect to any such security or portion thereof.

If any date of redemption of any security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Payment of Additional Amounts

Unless otherwise required by law, neither Danaher International nor Danaher will deduct or withhold from payments made by Danaher International or Danaher under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Danaher International or Danaher is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Danaher International or Danaher, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the securities or for or on account of:

•	any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a person holding a power over an estate or trust administered by a fiduciary holder:

•	is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction;

•	has or had any present or former connection (other than the mere fact of ownership of such securities) with the Taxing Jurisdiction imposing such taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•	with respect to any withholding taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•	actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of Danaher International or Danaher within the meaning of section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or

•	is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the Code;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the securities, except as otherwise provided in the indenture;

•	any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Tax Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•	any Taxes imposed solely as a result of the presentation of such securities (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the securities been presented for payment on any date during such 30-day period;

•	with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•	any Taxes that are payable by any method other than withholding or deduction by Danaher International or Danaher or any paying agent from payments in respect of such securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any securities if such payment can be made without such withholding by at least one other paying agent;

•	any Taxes required to be deducted or withheld pursuant to the European Council Directive 2003/48/EC of June 3, 2003, European Council Directive 2014/48 EU of March 14, 2014, or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000, on the taxation of savings income in the form of interest payments (or any amendment thereof), or any law implementing or complying with, or introduced in order to conform to, that Directive (or the Luxembourg Law of December 23, 2005 (as amended));

•	any withholding or deduction for Taxes which would not have been imposed if the relevant Securities had been presented to another paying agent in a Member State of the European Union;

•	any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to any holder of securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Each of Danaher International and Danaher, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•	will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•	upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Danaher International or Danaher or if, notwithstanding Danaher International’s or Danaher’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if Danaher International or Danaher will be obligated to pay Additional Amounts with respect to such payment, Danaher International or Danaher will deliver to the trustee an offices’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, Danaher International will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in Luxembourg or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which Danaher International or Danaher or any successor to Danaher International or Danaher, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein (and the term Taxing Jurisdiction shall include such jurisdictions, political subdivisions, taxing authority or agency).

Whenever in an indenture, any debt securities, any guarantee or in this “Description of Danaher International Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Payment and Paying Agents

Unless the applicable prospectus supplement indicates otherwise, payment of interest on a debt security (other than a bearer debt security) on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment.

Generally, we will pay the principal of, premium, if any, and interest on our registered debt securities either at the office of the paying agent designated by us in the applicable prospectus supplement or, if we elect, we may pay interest by mailing a check to your address as it appears on our register or by wire transfer to an account maintained by the person entitled thereto as specified in the securities register. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us or Danaher to a paying agent or the trustee, or held, for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, or discharged from trust, and the holder of such debt security shall thereafter, as an unsecured general creditor, look only to us for payment thereof, subject to applicable escheat laws.

Events of Default

Except as may be provided otherwise in a prospectus supplement, any of the following events will constitute an event of default for a series of debt securities under the indenture:

•	failure to pay interest on our debt securities of that series for 30 days past the applicable due date;

•	failure to pay principal of, or premium, if any, on our debt securities of that series when due (whether at maturity, upon acceleration or otherwise);

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•	failure to perform, or breach of, any other covenant, agreement or warranty for the benefit of the holders of the debt securities in the indenture, other than a covenant, agreement or warranty a default in whose performance or breach is dealt with elsewhere in the indenture, or which is included in the indenture solely for the benefit of a different series of our debt securities, which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of that series as provided in the indenture;

•	specified events relating to our or Danaher’s bankruptcy, insolvency or reorganization;

•	the guarantee of the obligations under the debt securities is determined in a final, non-appealable judgment to be unenforceable or invalid or such guarantee is asserted in writing by Danaher International or Danaher to no longer be in full force and effect and enforceable in accordance with its terms; and

•	any other event of default with respect to debt securities of that series established pursuant to the applicable supplemental indenture.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If there is an event of default with respect to a series of our debt securities, which continues for the requisite amount of time, either the trustee or holders of at least 25% of the aggregate principal amount outstanding of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture, then the principal of and interest on the debt securities shall become due and payable immediately without any act by the trustee or any holder of debt securities. If the securities were issued at an original issue discount, less than the stated principal amount may become payable. However, at any time after an acceleration with respect to debt securities of any series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except (1) a default in the payment of the principal, premium or interest with respect to those debt securities or (2) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding of the debt securities of any series may also, on behalf of the holders of all debt securities of that series, waive, with respect to that series, our compliance with certain restrictive covenants in the indenture.

If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to debt securities of a particular series and if it is known to any specified responsible officer of the trustee, the trustee will mail to each holder of such debt securities notice of such default within 90 days after it occurs or, if later, after the trustee obtains knowledge of such default. Except in the case of default in the payment of principal, premium or interest with respect to the debt securities of that series or in the making of any sinking fund payment with respect to the debt securities of that series, the trustee may withhold such notice if and so long as the corporate trust committee or a committee of specified responsible officers of the trustee in good faith determines that withholding the notice is in the interests of the holders of such debt securities.

A holder may institute a suit against us for enforcement of such holder’s rights under the indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:

•	the holder gives the trustee written notice of a continuing event of default with respect to a series of our debt securities held by that holder;

•	holders of at least 25% of the aggregate principal amount of the outstanding debt securities of that series make a request, in writing, and offer reasonable indemnity, to the trustee for the trustee to institute the requested proceeding;

•	the trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days following such notice, request and offer of indemnity under the terms of the indenture; and

•	the trustee does not institute the requested proceeding within 60 days following such notice.

The indenture will require us to annually deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

A default in the payment of any of our debt securities or under any related guarantee, or a default with respect to our debt securities or any related guarantee that causes such debt securities to be accelerated, may give rise to a cross-default under our other indebtedness.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of debt securities and the related guarantees if:

•	we have delivered to the applicable trustee for cancellation all debt securities of that series (with certain limited exceptions); or

•	all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and in any such case we have deposited with the trustee as trust funds (either in United States dollars or U.S. government obligations or such other currency or foreign government obligations or currency units in which the debt securities of any series may be payable) the entire amount sufficient to pay at maturity or upon redemption all of the principal, premium and interest due with respect to those debt securities;

and if, in either case, we or Danaher also pay or cause to be paid all other sums payable under the indenture by us or Danaher and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

Legal Defeasance And Covenant Defeasance

Any series of our debt securities will be subject to the defeasance and discharge provisions of the indenture unless otherwise specified in the applicable prospectus supplement. If those provisions are applicable, we may elect either:

•	legal defeasance, which will permit us to defease and be discharged from, subject to limitations, all of our obligations with respect to those debt securities and all of Danaher’s obligations in respect of its guarantee of the debt securities; or

•	covenant defeasance, which will permit us to be released from our obligations to comply with certain covenants relating to those debt securities as described in the applicable prospectus supplement.

If we exercise our legal defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of those debt securities may not be accelerated because of an event of default related to the specified covenants.

Unless otherwise provided in the applicable prospectus supplement, we may invoke legal defeasance or covenant defeasance with respect to any series of our debt securities only if:

•	with respect to debt securities denominated in U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in U.S. dollars, U.S. government obligations (taking into account payment of principal and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•	with respect to debt securities denominated in a currency other than U.S. dollars, we irrevocably deposit with the trustee, in trust, an amount in such currency, obligations of the foreign government that issued such currency (taking into account payment of principal, premium and interest thereon in accordance with their terms) or a combination thereof which will provide money in an amount sufficient to pay, when due upon maturity or redemption, as the case may be, the principal of, premium, if any, and interest on those debt securities;

•	we deliver to the trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal, premium and interest when due on the deposited U.S. government obligations or foreign government obligations, as applicable, plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, and interest when due with respect to all the debt securities of that series to maturity or redemption, as the case may be;

•	no event which is, or after notice or lapse of time would become, an event of default under the indenture shall have occurred and be continuing at the time of such deposit or, with regard to any default relating to our bankruptcy, insolvency or reorganization, at any time on or prior to the 90th day after such deposit;

•	the deposit does not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all securities under the indenture are in default within the meaning of such Act);

•	the deposit is not a default under any other agreement binding on us;

•	such deposit will not result in the trust arising from such deposit constituting an investment company under the Investment Company Act of 1940, as amended, unless such trust is registered under, or exempt from, such Act;

•	we deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect;

•	if the securities are to be redeemed prior to the stated maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given or provision for such notice satisfactory to the trustee shall have been made; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of that series as contemplated by the indenture have been complied with.

Modification and Waiver

We and the trustee may enter into supplemental indentures for the purpose of modifying or amending the indenture with the consent of holders of at least a majority in aggregate principal amount of each series of our outstanding debt securities affected. However, unless otherwise provided in the applicable prospectus supplement, the consent of all of the holders of our debt securities that are affected thereby is required for any of the following modifications or amendments:

•	to reduce the percentage in principal amount of debt securities of any series whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the indenture, or consent to certain defaults under the indenture, in each case as provided for in the indenture;

•	to reduce the rate of, or change the stated maturity of any installment of, interest on any debt security;

•	to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, any debt security or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity;

•	to reduce the premium payable upon the redemption of any debt security;

•	to make any debt security, or any premium or interest thereon, payable in a currency other than that stated in that debt security;

•	to change any place of payment where any debt security or any premium or interest thereon is payable;

•	to change the right to convert any debt security in accordance with its terms;

•	to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of any debt security (or in the case of redemption, on or after the date fixed for redemption);

•	to release Danaher from its obligations in respect of the guarantee of any series of debt security; or

•	generally, to modify any of the above provisions of the indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of debt securities of any series whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

In addition, we and the trustee with respect to the indenture may enter into supplemental indentures without the consent of the holders of debt securities for one or more of the following purposes (in addition to any other purposes specified in an applicable prospectus supplement):

•	to evidence that another person has become our successor and that the successor assumes our covenants, agreements, and obligations in the indenture and in the debt securities;

•	to surrender any of our rights or powers under the indenture, or to add to our covenants further covenants for the protection of the holders of all or any series of debt securities;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in the indenture or any supplemental indenture, or to make other provisions in regard to matters or questions arising under the indenture;

•	to conform the indenture or any supplemental indenture to the description of the debt securities set forth in any prospectus or prospectus supplement related to such series of debt securities;

•	to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to secure the debt securities or any guarantees;

•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as the addition, change, or elimination not otherwise permitted under the indenture will (1) neither apply to any debt security of any series created before the execution of the supplemental indenture and entitled to the benefit of that provision nor modify the rights of the holders of that debt security with respect to that provision or (2) become effective only when there are no debt securities of that series outstanding;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for the administration of the indenture by more than one trustee;

•	to establish the form or terms of debt securities of any series; and

•	to make provisions with respect to the conversion rights of holders, including providing for the conversion of debt securities of any series into any security or securities of ours.

Certain Covenants

In addition to such other covenants, if any, as may be described in the accompanying prospectus supplement and/or free writing prospectus and except as may be otherwise set forth in the accompanying prospectus supplement and/or free writing prospectus, the indenture will require us and/or Danaher, as the case may be, subject to certain limitations described therein, to, among other things, do the following:

•	deliver to the trustee all information, documents and reports required to be filed by us or Danaher, as the case may be, with the SEC under Section 13 or 15(d) of the Exchange Act, within 15 days after the same is filed with the SEC;

•	deliver to the trustee annual officers’ certificates with respect to our compliance with our obligations under the indenture;

•	preserve and keep in full force and effect Danaher and Danaher International’s corporate existences; and

•	pay, and cause Danaher’s significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) to pay, our, Danaher’s and their taxes, assessments and government levies when due, except to the extent the same is being contested in good faith by appropriate proceedings.

Documents filed by us or Danaher with the SEC via the EDGAR system will be deemed to be filed with the trustee and transmitted to holders of the notes as of the time such documents are filed via the EDGAR system.

Covenants in the Indenture

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”

Limitation on Secured Debt

Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, Danaher will not, and will not permit any of its Subsidiaries to, create, assume, or guarantee any Secured Debt without making effective provision for securing the debt securities equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:

•	purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by Danaher or any of its Subsidiaries prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;

•	mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by Danaher or any of its Subsidiaries;

•	security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;

•	security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with Danaher or any of its Subsidiaries or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to Danaher or any of its Subsidiaries, provided that no such security interests shall extend to any other Principal Property of Danaher or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

•	security interests on Danaher’s property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit Danaher or any of its Subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license

•	security interests on any property or assets of any Subsidiary to secure indebtedness owing by it to Danaher or to another Subsidiary;

•	any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations that are not yet due or that are being contested in good faith;

•	any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;

•	any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;

•	landlords’ liens on fixtures located on premises leased by Danaher or any of its Subsidiaries in the ordinary course of business;

•	any security interests on any property, assets or equity or other ownership interests created to secure indebtedness incurred by Danaher or any of its Subsidiaries in connection with the Separation (provided that this clause shall cease to apply to any such security interests to the extent (1) the Separation has not been consummated within 180 days of the creation of such security interests or (2) such security interests continue to encumber property, assets or equity or other ownership interests of Danaher or any of its Subsidiaries as of a date which is 30 days after the consummation of the Separation); or

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.

Limitation on Sale and Leaseback Transactions

Unless otherwise provided in the applicable prospectus supplement and/or free writing prospectus, the senior indenture provides that Danaher will not, and will not permit any of its Subsidiaries to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of Danaher or any of its Subsidiaries that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:

•	Danaher or such Subsidiary would be entitled, without equally and ratably securing the debt securities, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or

•	an amount equal to the value of the Principal Property so leased is applied to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by Danaher or any of its Subsidiaries which is recorded as Funded Debt as shown on Danaher’s most recent consolidated balance sheet and which in the case of such Indebtedness of ours or Danaher, is not subordinate and junior in right of payment to the prior payment of the debt securities or guarantees, as applicable.

Exempted Indebtedness

Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, Danaher and any one or more of its Subsidiaries may, without securing the debt securities, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets.

Business Activities

Danaher International will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a complete definition of these terms, as well as any other capitalized terms used herein for which no definition is provided. Unless otherwise provided in the applicable prospectus supplement, the following terms will mean as follows for purposes of covenants that may be applicable to any particular series of debt securities.

The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by Danaher) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

The term “Consolidated Assets” means the aggregate of all assets of Danaher and its Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (GAAP)), appearing on the most recent available consolidated balance sheet of Danaher and its Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.

The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of Danaher and its Subsidiaries appearing on the most recent available consolidated balance sheet of Danaher and its Subsidiaries, all in accordance with GAAP. In no event shall Consolidated Current Liabilities include any obligation of Danaher and its Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at Danaher’s option or the option of any of its Subsidiaries for a term in excess of twelve months from the date of determination.

The term “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.

The term “Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of Danaher and its Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be shown on Danaher’s consolidated balance sheet as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on Danaher’s balance sheet.

The term “Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by Danaher or any of its Subsidiaries, whether owned on the date of the indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of Danaher and its Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of Danaher’s board of directors (evidenced by a certified board resolution delivered to the trustee), is not of material importance to the business conducted by Danaher and its Subsidiaries taken as a whole.

The term “Secured Debt” means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:

•	any Principal Property, or

•	any shares of capital stock or Indebtedness of any Subsidiary.

The term “Separation” means the separation of Danaher into two separate, independent companies, whether by way of dividend, distribution, spin-off, split-off, exchange, reorganization, merger, sale and/or offering of securities or otherwise, which Danaher indicated its intention to pursue in a press release issued on May 13, 2015.

The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Danaher, or by one or more Subsidiaries of Danaher, or by Danaher and one or more other Subsidiaries. Danaher International constitutes a “Subsidiary” under the Indenture.

Consolidation, Merger and Sale of Assets

If the conditions below are met, Danaher International and Danaher, as the case may be, may consolidate with or merge into another business entity, or convey, transfer or lease Danaher International’s or Danaher’s properties and assets, as the case may be, substantially as an entirety to any entity.

Danaher International may engage in a consolidation, merger or transfer or lease of assets as an entirety only if:

•	the surviving or acquiring entity is (1) Danaher or (2) a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any member country of the European Union, directly or indirectly wholly-owned by Danaher, and, in each case such acquiring entity expressly assumes Danaher International’s obligations with respect to each series of outstanding debt securities by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•	Danaher International has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

In addition, Danaher may engage in a consolidation, merger or transfer or lease of assets as an entirety only if:

•	the surviving or acquiring entity is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States that expressly assumes Danaher’s guarantee obligations with respect to each series of Danaher International’s outstanding debt securities by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

Danaher has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

Conversion Rights

We will describe the terms upon which debt securities may be convertible into Danaher’s common stock or other securities in a prospectus supplement. These terms will include the type of securities the debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of Danaher common stock or other securities issuable upon conversion.

Denomination

If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency or composite currency other than U.S. dollars. Except as may be provided otherwise in the applicable prospectus supplement and/or free writing prospectus, we will issue registered securities in denominations of $1,000 or integral multiples of $1,000.

Our Debt Trustee

Unless stated in the applicable prospectus supplement, (i) the trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to us and/or may from time to time have other business arrangements with us. If and when the trustee becomes a creditor of ours or Danaher’s, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us.

Governing Law

The indenture, the debt securities and any related guarantees will be governed by the laws of the State of New York. For the avoidance of doubt, the applicability of Articles 86 to 94-8 of the Luxembourg law dated 10 August 1915 on commercial companies, as amended, shall be excluded.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”) and our Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended and restated through the date of this prospectus. This description is a summary description and is qualified in its entirety by reference to the terms of the Restated Certificate of Incorporation and Amended and Restated By-Laws. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

As of May 31, 2015, our authorized capital stock consisted of 2,000,000,000 shares of common stock, par value $0.01 per share, and 15,000,000 shares of preferred stock, without par value. As of May 31, 2015, we had 708,457,225 shares of our common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the stockholders for their vote, including the election of directors. Holders of our common stock do not have cumulative voting rights. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus and any shares of common stock issuable upon the exercise of common stock warrants or conversion or exchange of debt securities which are convertible into or exchangeable for our common stock, or in connection with the obligations of a holder of purchase contracts to purchase our common stock, when issued in accordance with their terms will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. Computershare Investor Services, LLC serves as the registrar and transfer agent for Danaher’s common stock. The common stock of Danaher is listed on The New York Stock Exchange under the trading symbol “DHR”.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock and may differ from the terms described below.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•	if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

We will not acquire any preferred stock of a series unless:

•	if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•	if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our Restated Certificate of Incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Limitation on Directors’ Liability

Our Restated Certificate of Incorporation provides that a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for breaches of their legal duties to us or our stockholders as a director, except for liability:

•	for any breach of the director’s legal duty to act in the best interests of us and our stockholders;

•	for acts or omissions by the director with dishonest intentions or which involve intentional misconduct or an intentional violation of the law;

•	for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

•	for transactions where the director derived an improper personal benefit.

Our Restated Certificate of Incorporation also allows us to indemnify directors and officers to the fullest extent authorized by Delaware law.

Section 203 of the Delaware General Corporation Law

Section 203 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•	prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•	the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Advance Notice Bylaw Provisions

Our Amended and Restated By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than proposals and nominations made by or at the direction of the Company’s Board of Directors, Chairman of the Board and/or President. These provisions, together with Section 203 of the DGCL, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. As used in this “Description of Warrants,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. As used in this “Description of Depositary Shares,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The description of terms of the depositary shares contained in this prospectus is a summary. You should refer to the applicable prospectus summary, form of the deposit agreement, our Restated Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. As used in this “Description of Purchase Contracts and Units,” the terms “Danaher,” “we,” “our” and “us” refer to Danaher Corporation and do not, unless the context otherwise indicates, include our subsidiaries.

The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and units, including, if applicable, collateral or depositary arrangements.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the debt securities, depositary shares, purchase contracts, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds, if any, we will receive from the sale of the securities;

•	any discounts and commissions to be allowed, re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed, re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon for Danaher Corporation by James F. O’Reilly, our Vice President, Associate General Counsel and Secretary, for Danaher International by Luther S.A. as to matters of Luxembourg law and for any underwriters or agents by counsel named in the applicable prospectus supplement. Mr. O’Reilly is paid a salary by Danaher, is a participant in various employee benefit plans and incentive plans offered by us and owns or has rights to acquire an aggregate of less than 0.01% of Danaher’s common stock.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. The financial statements and schedule audited by Ernst & Young LLP have been incorporated by reference in reliance on their report given on their authority as experts in accounting and auditing.

DH EUROPE FINANCE S.A.

€         Floating Rate Senior Notes due

€             % Senior Notes due

€             % Senior Notes due

Fully and Unconditionally Guaranteed by

DANAHER CORPORATION

PROSPECTUS SUPPLEMENT

BofA Merrill Lynch

Deutsche Bank

BNP PARIBAS

HSBC

Morgan Stanley

                    , 2015